                                                                    EXHIBIT 99.1


              BERLINER KRAFT- UND LICHT (BEWAG)-AKTIENGESELLSCHAFT
                              (currently BEWAG AG)

                              FINANCIAL STATEMENTS

                             JUNE 30, 1997 AND 1998

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Berliner Kraft- und Licht (Bewag)-Aktiengesellschaft
Berlin, Germany


We have audited the accompanying balance sheet of Berliner Kraft- und Licht (Bewag)-Aktiengesellschaft as of June 30, 1998, and the related statements of profit and loss and cash flows for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Germany and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bewag Aktiengesellschaft as of June 30, 1998, and the results of its operations and cash flows for the year ended June 30,1998, in conformity with accounting principles generally accepted in Germany.

Generally accepted accounting principles in Germany vary in certain significant respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected the result of operations for the year ended June 30, 1998 and shareholders' equity as of June 30, 1998 to the extent summarized in Appendix II to the financial statements.



KPMG Deutsche Treuhand-Gesellschaft AG (hand written)
Wirtschaftsprufungsgesellschaft



Berlin, Germany
September 8, 1998

BALANCE SHEET



ASSETS                                                               NOTES       30 JUNI 1998        30 JUNI 1997
                                                                     NO.         DM THOUSAND         DM THOUSAND
                                                                                                     (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------
FIXED ASSETS                                                           (1)
----------------------------------------------------------------------------------------------------------------
Intangible assets                                                      (2)            330,978            330,410
Tangible assets                                                        (3)          6,997,728          6,951,993(1)
Financial assets                                                       (4)            854,553            513,865
================================================================================================================
                                                                                    8,183,259          7,796,268
================================================================================================================

CURRENT ASSETS
----------------------------------------------------------------------------------------------------------------
Inventories                                                            (5)            168,851            190,040
Accounts receivable and other assets
  Receivables for goods and services                                   (6)            546,744            480,187
  Receivables from affiliated companies                                (7)              3,265              1,047
  Receivables from companies
  in which participations are held                                     (8)              4,607             16,160
  Other assets                                                         (9)            127,679            135,497
Securities                                                            (10)            203,529            262,154
Checks, cash on hand, on deposit with
Deutsche Bundesbank and Postbank, cash
in other bank accounts                                                (11)            226,830            367,461
================================================================================================================
                                                                                    1,281,505          1,452,546
================================================================================================================
PREPAID EXPENSES                                                      (12)            134,192            146,439
================================================================================================================
SPECIAL LOSS ACCOUNT                                                  (13)            384,795            392,431(1)
================================================================================================================
                                                                                    9,983,751          9,787,684
================================================================================================================


SHAREHOLDERS' EQUITY AND LIABILITIES                                 NOTES       30 JUNI 1998       30 JUNI 1997
                                                                     NO.         DM THOUSAND        DM THOUSAND
                                                                                                    (UNAUDITED)
----------------------------------------------------------------------------------------------------------------
EQUITY
----------------------------------------------------------------------------------------------------------------
Subscribed capital                                                    (14)            560,000            560,000
Capital reserve                                                       (15)             56,800             56,800
Revenue reserves                                                      (16)
   Statutory reserve                                                                  848,257            848,257(1)
   Special reserve according to Section 17 Sub-section 4 DMBiLG                       384,795            392,431(1)
   Other revenue reserves                                                           1,532,535          1,469,899
----------------------------------------------------------------------------------------------------------------
                                                                                    2,765,587          2,710,587(1)
Net profit for the year                                               (17)            224,000            112,000
================================================================================================================
                                                                                    3,606,387          3,439,387
================================================================================================================
SPECIAL ITEMS WITH PARTIAL RESERVE CHARACTER                          (18)          1,844,528          1,780,264
================================================================================================================
SPECIAL ITEM FOR INVESTMENT BONUSES                                   (19)            410,711            451,354
================================================================================================================
CONSTRUCTION COST SUBSIDIES                                           (20)            683,564            645,126
================================================================================================================
PROVISIONS
----------------------------------------------------------------------------------------------------------------
Provisions for pensions and similar obligations                                       407,804            391,415
Provisions for taxes                                                                  103,452             49,766
Other provisions                                                      (21)          1,421,576          1,394,837(1)
================================================================================================================
                                                                                    1,932,832          1,836,018
----------------------------------------------------------------------------------------------------------------
LIABILITIES                                                           (22)
----------------------------------------------------------------------------------------------------------------
Liabilities to banks                                                  (23)            858,713          1,047,640
Advance payments received                                             (24)            127,816            108,827
Liabilities for goods and services                                                    305,481            269,097
Liabilities to affiliated companies                                                       786                845
Liabilities to companies in which participations are held             (25)             12,016             14,290
Other liabilities                                                     (26)            200,673            194,797
================================================================================================================
                                                                                    1,505,485          1,635,496
================================================================================================================
DEFERRED INCOME                                                                           244                 39
================================================================================================================
                                                                                    9,983,751          9,787,684
================================================================================================================
(1) After adjustment according to Section 36 of the DM-Balance Sheet Act
    (DMBiLG)



        The accompanying notes are an integral part of these statements

PROFIT AND LOSS ACCOUNT


                                                                      1996/97
                                        Notes         1997/98     DM thousand
                                          No.     DM thousand     (unaudited)
-----------------------------------------------------------------------------------
SALES REVENUE                            (27)       3,959,727       4,092,864
-----------------------------------------------------------------------------------
Stock movements and other internally
  produced and capitalised assets        (28)          49,477          65,548
Other operating income                   (29)         299,006         419,199
Cost of materials                        (30)      -1,227,481      -1,427,178(1)
Personnel expenses                       (31)      -1,159,845      -1,142,730(2)
Depreciation                             (32)        -617,995        -625,880
Other operating expenses                 (33)        -779,942      -1,016,906(1)(2)
Income from financial assets             (34)         -16,181              31
Net interest income                      (35)         -51,557         -58,835
===================================================================================
RESULT OF ORDINARY ACTIVITIES                         455,209         306,113
-----------------------------------------------------------------------------------
Taxes                                    (36)        -176,209        -121,613
===================================================================================
NET INCOME FOR THE YEAR                               279,000         184,500
-----------------------------------------------------------------------------------
Allocations to other revenue reserves                 -55,000         -72,500
===================================================================================
NET PROFIT FOR THE YEAR                               224,000         112,000
===================================================================================

(1) After the reclassification of DM 104,592 thousand from other operating expenses to cost of materials

(2) After the reclassification of DM 2,500 thousand from other operating expenses to personnel expenses

        The accompanying notes are an integral part of these statements.

CASH-FLOW STATEMENT


                                                                           1996/97
                                                          1997/98         DM MILLION
                                                         DM MILLION       (unaudited)
------------------------------------------------------------------------------------
Net income for the year                                      279              185
Depreciation of fixed assets                                 634              619
Changes in long-term provisions                              -64              -45
Allocation to special item                                   162              429
Release of special item                                     -136             -136
Other expenses and income without effect on payments         -23              -55
====================================================================================
DVFA/SG CASH-FLOW                                            852              997
Result from disposals of fixed assets                          3               -9
Increase/Decrease in inventories, receivables for
  goods and services and other assets                         -7              607
Increase/Decrease in liabilities for goods and
  services and other liabilities                             262              105
====================================================================================
INFLOW OF FUNDS FROM OPERATING ACTIVITIES                  1,110            1,700
------------------------------------------------------------------------------------

Proceeds from disposals of fixed assets                       18               32
Disbursements for capital investments in fixed assets     -1,030             -921
  (including increase of participation in GASAG)           (-354)              (-)
====================================================================================
OUTFLOW OF FUNDS FOR INVESTMENT ACTIVITIES                -1,012             -889
------------------------------------------------------------------------------------

Payments to shareholders (dividend)                         -112              -90
Receipts from taking up loans                                 --               54
Payments for redemption of loans                            -185             -278
====================================================================================
OUTFLOW OF FUNDS FOR FINANCING ACTIVITIES                   -297             -314

====================================================================================
CHANGES IN FINANCING RESOURCES WITH EFFECT ON PAYMENT       -199              497
------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
                                                        30 JUNE 1997
MOVEMENTS OF FINANCIAL FUNDS         30 JUNE 1998        DM MILLION         CHANGE
                                     DM MILLION         (unaudited)       DM MILLION
------------------------------------------------------------------------------------
Liquid funds                             227                368              -141
Securities in current assets             204                262               -58
====================================================================================
FINANCIAL FUNDS                          431                630              -199
====================================================================================

        The accompanying notes are an integral part of these statements.

NOTES TO THE FINANCIAL STATEMENTS


PRELIMINARY REMARKS


On 1 July 1993, Bewag was merged with the energy supply company
Energieversorgung Berlin AG (EBAG), which was located in the former East Berlin.

As a result of the merger under stock corporation law, legislation which, according to the unification treaty applied only to companies in the former GDR, now applies to Bewag as a whole. This is particularly relevant with regard to the provisions of the DM-Balance Sheet Act (DMBilG) covering the special loss account, the special reserves under Section 17 Sub-section 4 of the Act and capital reorganisation under Section 27 of the Act. In certain circumstances
Section 36 DMBilG also stipulates changes in EBAG's DM opening balance sheet, which then retroactively entail corrections in certain balance sheet item valuations for each previous year.

As of 30 June 1998 CHANGES IN THE OPENING BALANCE SHEET were either necessary or possible for the following items:

- Tangible assets increased by DM 0.2 million, because the total value shown for land had increased pursuant to official notices of allocation or adjustment.

- Provisions for compensation obligations were reduced by DM 4.9 million as certain restitution claims had become more precise or due to court decisions that had become legally effective.

- As a consequence of new investigations regarding the expenditure necessary to rehabilitate contaminated properties, provisions for contamination were reduced by DM 74.9 million. The special loss account and the special reserve were also reduced by the same amount.

As a result of these changes, the statutory reserve was increased by DM 80.0 million.

Bewag must also take into account the stipulations of the LAND REGISTRY ADJUSTMENT ACT (GBBerG). This act applies only to the territory which joined the Federal Republic under the unification treaty, and especially covers easements of utility supply companies in non-public land and compensation payments due to the owners of such properties. Provisions were established for this purpose as of 30 June 1995, the date of the initial application of the Act. At the time, this provision did not affect operating results in the profit and loss account; it had merely served to record such liabilities and related assets on the balance sheet.

Since the obligations will become due in two equal installments, on 1 January 2001 and 2011, the easements were assessed at present value. The difference between the value of the easements and the obligation was recorded as prepaid expense.

In the year under review, detailed studies of the location and quality of the properties showed that the provision should be increased by DM 49.6 million. Under the accounting methodology used, this adjustment, rather than being reported as an expense, merely increases the recorded assets and liabilities. The only consequence is a DM 3.8 million increase in depreciation expense and an adjustment of prepaid expenses.

Because of the insignificance of Bewag's shareholdings as a whole in relationship to its financial and income position, the company took advantage of the option in Section 296 Sub-section 2 of the Commercial Code (HGB) and chose not to prepare a CONSOLIDATED ANNUAL STATEMENT.

ACCOUNTING AND VALUATION METHODS


In the balance sheet and the profit and loss account, certain items have been combined for the sake of greater clarity; they are then shown in greater detail in the notes. Furthermore, in an effort to provide more insight into the company's financial position, a number of items have been added to the balance sheet. The profit and loss account has been drawn up according to the cost-summary method. DM figures shown in the annual statement represent thousands.

Specifically, accounting and valuation are based on the following principles:

ASSETS

Purchased INTANGIBLE ASSETS are valued at their acquisition costs less regular straight-line depreciation.

TANGIBLE ASSETS are assessed at acquisition or production costs. The following change was made in the year under review: With regard to the costs of self constructed assets, Bewag does not use a lump-sum overhead cost factor, but rather capitalizes only directly allocable costs. Interest paid on outside capital has been excluded from this item since 1 January 1991. When new tangible assets are added, investment subsidies are deducted from the costs of acquisition or production. Regular depreciation for tangible assets is carried out on a straight-line basis for buildings, and otherwise always at the highest degression rate permissible under taxation law; straight-line depreciation is favoured as soon as this leads to higher annual amounts. Plant for which special depreciation can be claimed under Section 4 of the Development Area Act (FordG) is also depreciated by the straight-line method, as stipulated by law. Depreciation is based on the Federal Minister of Finance's depreciation table for the energy and water supply sector.

In the in-service year of purchase or production, new plant is depreciated at
75.0 per cent of the normal annual rate.

According to one of the options of Section 6 Sub-section 2 of the Income Tax Act
(EStG), minor assets are depreciated fully in the year of purchase or production.

FINANCIAL ASSETS are valued at acquisition cost. Interest free loans are discounted to their present value.

If the book value of an asset calculated according to the above principles is greater than its quoted or market value at balance-sheet date, the excess over the market value is written off.

INVENTORIES are valued at average acquisition costs, taking into account the lower-of-cost-or-market rule. Deductions are made for inventories subject to long storage and thus potentially less suitable for use. The amounts deducted depend on the rate of turnover for the goods concerned.

With regard to RECEIVABLES AND OTHER ASSETS, an appropriate amount is deducted for identifiable single risks. Other risks are taken into account in a general allowance for bad debts and doubtful accounts. Advance payments on receivables for goods and services are offset against electricity supplied but not yet invoiced. Receivables for electricity supplied but not yet invoiced are assessed on the basis of electricity consumption and revenue projections; a differentiated group assessment procedure is applied. Interest-free receivables are discounted according to their terms.

SECURITIES are valued at acquisition cost or at their market price if it is lower.

No use is made of the option right to capitalize debt discount expenses: such expenses are immediately recorded in the profit and loss account.

Provisions for which a SPECIAL LOSS ACCOUNT had been created in the opening balance sheet of EBAG as of 1 July 1990 and which have been used up are not reported as an expenditure in the relevant items of the profit and loss account; instead, the special loss account is depreciated by the amount of the used provisions.

SHAREHOLDERS' EQUITY AND LIABILITIES

As they become freely disposable, funds of the SPECIAL RESERVE UNDER SECTION 17 SUB-SECTION 4 OF THE DM-BALANCE SHEET ACT (DMBilG) are transferred to other revenue reserves in accordance with the current version of the Act, which has been in force since 25 July 1994.

The amount by which the regular depreciation of tangible assets differs from the increased deduction for depreciation under Section 14 of the Berlin Promotion Act (BerlinFG) and the special depreciation under Section 4 of the Development Area Act (FordG) are disclosed as SPECIAL ITEMS WITH PARTIAL RESERVE CHARACTER, together with the reserve under Section 6b of the Income Tax Act (EStG). The difference between regular depreciation and increased deduction is always released in accordance with established depreciation procedures, but the release of the special depreciation begins at the end of the preferential period.

Tax-free investment bonuses are shown under liabilities as SPECIAL ITEM FOR INVESTMENT GRANTS. The release of this item into income is carried out on a straight-line basis in accordance with the period of use of the subsidised assets.

CONSTRUCTION COST SUBSIDIES are released into income at an annual rate of 5.0 per cent unless a shorter term has been agreed upon.

The PROVISIONS FOR PENSIONS AND SIMILAR OBLIGATIONS are formed according to actuarial principles. Fractional values are determined on the basis of an interest rate of 6.0 per cent.

OTHER PROVISIONS reflect all risks and uncertain obligations which are identifiable according to the principles of the most probable estimate. For the first time in the year under review, no deduction was made with regard to provisions for early retirement. In addition, a provision for future expenditures for repairs under Section 249 Sub-section 2 of the Commercial Code
(HGB) was created on 30 June 1995.

LIABILITIES are reported at their repayment value.

FOREIGN CURRENCY CONVERSION

Receivables and liabilities in foreign currency are converted at the exchange rate applicable on the date of origin of the claim or liability, unless a fall or rise in the exchange rate makes a devaluation of the claim or an upvaluation of the liability necessary.

CASH-FLOW STATEMENT

In accordance with the bulletin of the main specialist committee of the Institute of Auditors (IDW) and with international accounting standards (IAS 7), the cash-flow statement shows payments broken down into cash flow from operations, from investment and from financing activities. Within the flow of funds resulting from operations, cash flow is shown according to DVFA/SG. The balance represents the total change in resources in the course of the business year.

NOTES TO THE BALANCE SHEET

(1)    FIXED ASSETS

       Changes in individual items of fixed assets in the 1997/98 business year, including depreciation, are shown in the "Movements in fixed assets" section.

(2)    INTANGIBLE ASSETS
       The two main intangible assets are DM 159.8 million for easements under
       Section 9 of the Land Registry Adjustment Act (GBBerG) and the right of usage for the connection to the Western European grid network, valued at DM 145.8 million.

(3)    TANGIBLE ASSETS

       Additions and transfers to tangible assets involving completed and fully charged installations amount to DM 809.2 million. The most significant additions were investments made for power transmission and distribution equipment as well as for district heating installations - including DM
       326.8 million for cable and overhead line networks and DM 77.0 million for the Friedrichshain substation.

       The value of advance payments made and installations under construction fell by DM 165.9 million to DM 709.0 million. This amount covers the 380-kV underground link between Mitte and Friedrichshain substations as well as various electricity and heat distribution installations.

(4)    FINANCIAL ASSETS

       The decrease in our shares in affiliated companies is largely due to the write off of EAB Fernwarme GmbH, Berlin to its assessed value. Lendings to affiliated companies were exclusively to IPH Institut "Pruffeld fur elektrische Hochleistungstechnik" GmbH, Berlin.

       The increase in our participations results mainly from the fact that we extended our 11.95 per cent participation in GASAG Berlin Gaswerke AG, Berlin by a further 13.04 per cent to 24.99 per cent. Lendings to companies in which we hold participations were to the IT company BerlinDat Gesellschaft fur Informationsverarbeitung und Systemtechnik mbH, Berlin, as well as to EUS Energie und Umwelt Service GmbH, Berlin.

(5)      INVENTORIES

-------------------------------------------------------------------------------------------------
                                                   30 June 1998      30 June 1997       Change
                                                    DM thousand      DM thousand      DM thousand
                                                                     (unaudited)
                                                   ------------      ------------     -----------
         Raw materials and supplies                   155,681           172,111         -16,430
         Work in progress for public
             lighting                                  13,170            17,929          -4,759
                                                      -------           -------         -------
         Total                                        168,851           190,040         -21,189
                                                      =======           =======         =======
-------------------------------------------------------------------------------------------------

         The reduction in raw materials and supplies is mainly due to reduced amounts of fuel oil and operating materials. Deductions were made for inventories that have been in storage for a long time with little turnover as the value of such material had decreased.

(6)      RECEIVABLES FOR GOODS AND SERVICES

-------------------------------------------------------------------------------------------------
                                                   30 June 1998     30 June 1997        Change
                                                    DM thousand     DM thousand       DM thousand
                                                                    (unaudited)
                                                   ------------     ------------      -----------
         Electricity supplied                         412,814           396,406           16,408
         Heating supplied                             116,748            77,594           39,154
         Other goods and services
             supplied                                  17,182             6,187           10,995
                                                      -------           -------           ------
         Total                                        546,744           480,187           66,557
                                                      =======           =======           ======
-------------------------------------------------------------------------------------------------

         The increase in receivables is due largely to this year's new billing procedure for heat supplied and, in the electricity sector, to the one-time effects of the pricing and contract reform for special-contract customers introduced on 1 October 1997.

         Receivables for electricity and heating supplied include DM 769.0 million in payments on account received for electricity and heating consumed but not yet billed (previous year: DM 764.8 million).

         Of the receivables shown here, DM 16,198 thousand (previous year: DM 15,398 thousand) have terms of more than one year.

(7)      RECEIVABLES FROM AFFILIATED COMPANIES

         The receivables shown are mainly due from the district heating company EAB Fernwarme GmbH and from IPH Institut "Pruffeld fur elektrische Hochleistungstechnik" GmbH, Berlin.

(8)      RECEIVABLES FROM COMPANIES IN WHICH PARTICIPATIONS ARE HELD

         The receivables shown are largely due from the gas supply company GASAG Berliner Gaswerke AG, Berlin, as well as from the IT company BerlinDat Gesellschaft fur Informationsverarbeitung und Systemtechnik mbH, Berlin.

(9)      OTHER ASSETS

         The other assets shown mainly contain DM 50.0 million in receivables from orders and services not yet invoiced, DM 29.5 million in advance payments made and DM 26.4 million in receivables from ancillary business and insurance payments.

         Of the other assets, DM 4,191 thousand (previous year: DM 3,977 thousand) have terms of more than one year.

(10)     SECURITIES

         This item covers mortgage bonds, one federal treasury note and one state government treasury note.

(11) CHEQUES, CASH ON HAND AND ON DEPOSIT WITH DEUTSCHE BUNDESBANK, POSTBANK, CASH IN OTHER BANK ACCOUNTS

--------------------------------------------------------------------------------------------------
                                                   30 June 1998     30 June 1997        Change
                                                    DM thousand     DM thousand       DM thousand
                                                                    (unaudited)
                                                   ------------     ------------      -----------
         Cheques and cash on hand                         528               524                4
         Deposits with Deutsche Bundesbank
             and Postbank                              21,103            60,509          -39,406
         Cash in other bank accounts                  205,199           306,428         -101,229
                                                      -------           -------        ---------
         Total                                        226,830           367,461         -140,631
                                                      =======           =======        =========
--------------------------------------------------------------------------------------------------

(12)     PREPAID EXPENSES

         Prepaid expenses contain the difference between the nominal value and the present value of the compensation payments under Section 9 of the Land Registry Adjustment Act (GBBerG) - DM 130,8 million - as well as prepayments for pensions and other prepayments.

(13) SPECIAL LOSS ACCOUNT UNDER SECTION 17 SUB-SECTION 4 OF THE DM-BALANCE SHEET ACT (DMBILG)

         DM 7.6 million in provisions related to the special loss account were used during the course of the year under review, and the special loss account was reduced by this amount to a value of DM 384.8 million.

(14)     SUBSCRIBED CAPITAL

         The subscribed capital at the balance-sheet date amounts to DM 560.0 million. Bayernwerk Aktiengesellschaft, Munich, and Southern Energy Holding Beteiligungsgesellschaft mbH, Berlin, each hold 26.0 per cent.
         23.0 per cent are held by PreussenElektra Aktiengesellschaft, Hanover, and 25.0 per cent are in scattered ownership.

         The capital stock is distributed in:

         Group A shares       (bearer shares with single voting right)

         75,333,400 shares with a face value of DM 5 each; 75,333,400 votes

         Group B shares       (registered shares with double voting right)

         36,666,600 shares with a face value of DM 5 each; 73,333,200 votes

(15)     CAPITAL RESERVE

         The capital reserve contains allocations from share premiums and the reserves arising from the Bewag opening balance sheet of 1 April 1949.

(16)     REVENUE RESERVES

-------------------------------------------------------------------------------------------------
                                                   30 June 1998     30 June 1997        Change
                                                    DM thousand     DM thousand       DM thousand
                                                                    (unaudited)
                                                   ------------     ------------      -----------
         Statutory reserve                            848,257         848,257(1)               0
         Special reserve under Section 17
             Sub-section 4 DMBilG                     384,795         392,431(1)          -7,636
         Other revenue reserves                     1,532,535       1,469,899             62,636
                                                    ---------       ---------             ------
         Total                                      2,765,587       2,710,587(1)          55,000
                                                    =========       =========             ======
         (1) After adjustment according to Section 36 of the DM-Balance Sheet Act (DMBilG)
-------------------------------------------------------------------------------------------------

         The statutory reserve contains DM 824.1 million from the earlier realignment of the capital position of EBAG effected under Section 27 Sub-section 2 of the DM-Balance Sheet Act (DMBilG).

         DM 55.0 million of this year's net income were allocated to the other revenue reserves. In addition, a freely disposable amount of DM 7.6 million was transferred from the special reserve under Section 17 Sub-section 4 of the DM-Balance Sheet Act (DMBilG) to the other revenue reserves.

(17)     NET PROFIT FOR THE YEAR

         After the allocation of DM 55.0 million of this year's net income of DM
         279.0 million to the other revenue reserves, the net profit for the year is DM 224.0 million.

(18)     SPECIAL ITEM WITH PARTIAL RESERVE CHARACTER

-----------------------------------------------------------------------------------------------------------------
                                                                    30 June 1998     30 June 1997       Change
                                                                     DM thousand     DM thousand      DM thousand
                                                                                     (unaudited)
                                                                    ------------     ------------     -----------
         Increased deduction for depreciation under
             Section 14 of the Berlin Promotion Act
             (BerlinFG)                                                 511,861          571,826        -59,965
         Special depreciations under Section 4 of the
             Development Area Act (FordG)                             1,324,150        1,191,768        132,382
         Reserve under Section 6b of the Income Tax
             Act (EStG)                                                   8,517           16,670         -8,153
                                                                      ---------        ---------        -------
         Total                                                        1,844,528        1,780,264         64,264
                                                                      =========        =========        =======
-----------------------------------------------------------------------------------------------------------------

         In the year under review, the DM 16.7 million of last year's reserve under Section 6b of the Income Tax Act was transferred to purchased land.

(19)     SPECIAL ITEM FOR INVESTMENT GRANTS

         While DM 14.4 million was allocated to the special item for investment grants, the overall reduction in this item results from the release into income of an amount of DM 55.0 million.

(20)     CONSTRUCTION COST SUBSIDIES

         DM 62.5 million of construction cost subsidies relate to construction in progress. Of the remainder, DM 389.1 million apply to electricity supply, DM 231.3 million to heating supply and DM 0.7 million to public lighting.

(21)     OTHER PROVISIONS

------------------------------------------------------------------------------------------------------------------
                                                                    30 June 1998    30 June 1997         Change
                                                                     DM thousand     DM thousand       DM thousand
                                                                                     (unaudited)
                                                                    ------------    ------------       -----------
         Contamination removal                                          407,765        437,588(1)         -29,823
         Personnel                                                      442,002        441,744                258
         Easements under Section 9 of the Land Registry
             Adjustment Act (GBBerG)                                    384,575        334,996             49,579
         Uncertain liabilities for supplies and services                 59,254         57,046              2,208
         Compensation obligations for property                           33,743         34,443(1)            -700
         Demolition and dismantling                                       7,999         13,033             -5,034
         Interest on old loans of the former EBAG                            --         16,284            -16,284
         Sundry                                                          86,238         59,703             26,535
                                                                      ---------      ---------           --------
         Total                                                        1,421,576      1,394,837(1)          26,739
                                                                      =========      =========           ========
         (1) After adjustment according to Section 36 of the DM-Balance Sheet Act (DMBilG)
------------------------------------------------------------------------------------------------------------------

         The provisions for contamination removal take into account the costs anticipated in the eastern districts of Berlin for the replacement of soil on contaminated properties, the removal and disposal of oil-insulated cables, and soil rehabilitation measures required as a result of leakages of oil-insulated cables on properties owned by third parties. In addition, a deduction of DM 110.3 million has been made with regard to the value of contaminated properties in the area formerly supplied by EBAG.

         The provisions for personnel expenses mainly contain provisions for early retirement arrangements, profit-sharing measures, anniversary payments, annual bonus payments, residual holiday entitlement, and for our new arrangements for part-time work of older employees.

         The provisions for uncertain liabilities arising from supplies and services also contain provisions for contingent losses for future expenditures.

         The sundry provisions mainly contain DM 38.4 million for expected expenditure to repair the facade of the former main administration building, which is classified as a historical monument, as well as DM
         23.7 million for outside services which have not yet been invoiced.

(22)     LIABILITIES

         The composition and terms of our liabilities can be seen in the following table:

----------------------------------------------------------------------------------------------------------------------
                                                                               TERMS
                                                       ---------------------------------------------------------------
                                                       up to 1 year      1 - 5 years     over 5 years         Total
         Type of liability                             DM thousand      DM thousand      DM thousand       DM thousand
         -----------------                             ------------     ------------     ------------      -----------
         Liabilities to banks                             454,817          170,316          233,580            858,713
                        previous year (unaudited)         197,929          350,165          499,546          1,047,640

         Advanced payments received                       127,816               --               --            127,816
                        previous year (unaudited)         108,827               --               --            108,827

         Liabilities for goods and services               305,481               --               --            305,481
                        previous year (unaudited)         269,097               --               --            269,097

         Liabilities to affiliated companies                  786               --               --                786
                        previous year (unaudited)             845               --               --                845

         Liabilities to companies in which
                participations are held                    12,016               --               --             12,016
                        previous year (unaudited)          14,290               --               --             14,290

         Other liabilities                                 96,801           61,472           42,400            200,673
                        previous year (unaudited)          91,230           46,767           56,800            194,797
                including -  tax liabilities              (23,445)             (--)             (--)           (23,445)
                        previous year (unaudited)         (34,041)             (--)             (--)           (34,041)
                             social security              (25,341)             (--)             (--)           (25,341)
                        previous year (unaudited)         (24,393)             (--)             (--)           (24,393)
                                                          -------          -------          -------          ---------
         Total liabilities                                997,717          231,788          275,980          1,505,485
                        previous year (unaudited)         682,218          396,932          556,346          1,635,496
                                                          =======          =======          =======          =========
----------------------------------------------------------------------------------------------------------------------

(23)     LIABILITIES TO BANKS

         The reduction of DM 188.9 million largely represents repayments of DM
         185.2 million, DM 13.2 million of which were made in advance of due date. Liabilities to banks also involve DM 126.7 million in loans under
         Section 16 of the Berlin Promotion Act (BerlinFG) and DM 454.6 million in loans under Section 17 of the same Act.

(24)     ADVANCE PAYMENTS RECEIVED

         The increase in advance payments is largely attributable to electricity operations.

(25)     LIABILITIES TO COMPANIES IN WHICH PARTICIPATIONS ARE HELD

         These liabilities are almost entirely to the energy and environmental service company EUS Energie und Umwelt Service GmbH, to the gas supply company GASAG Gaswerke AG, Berlin, and to the IT company BerlinDat Gesellschaft fur Informationsverarbeitung und Systemtechnik mbH, Berlin.

(26)     OTHER LIABILITIES

         Other liabilities of DM 200.7 million include a loan from an insurance company of DM 100.0 million.

NOTES TO THE PROFIT AND LOSS ACCOUNT


(27)   SALES REVENUES

                                                                  1996/97
                                                 1997/98         DM thousand          Change
         Breakdown by area of activity         DM thousand       (unaudited)       DM thousand
         -----------------------------         -----------       -----------       -----------
         Electricity supplies                   3,081,755         3,167,907          -86,152
         Heating supplies                         822,837           883,113          -60,276
         Public lighting                           55,135            41,844           13,291
                                                ---------         ---------        ---------

         Total                                  3,959,727         4,092,864         -133,137
                                                =========         =========        =========

         There was a decrease of 2.7 per cent in sales revenues from the supplies of electricity. The discrepancy between this figure and the
         0.4 per cent decrease in the quantity of electricity sold is mainly due to the price reductions for high and medium-voltage customers which went into force on 1 January 1997 as well as at the time of the pricing and contract reform of 1 October 1997.

         The reduction in sales revenues from heating supplies is mainly due to the strong decrease in the amount of heat supplied as a result of the weather conditions - in spite of a slight increase in the thermal output capacity sold.

         The rise in revenue in the area of public lighting is the result of an increased release of funds by the state of Berlin for the operation and maintenance of street and traffic lighting.


(28)     CHANGES IN INVENTORIES AND OTHER INTERNALLY PRODUCED AND CAPITALIZED
         ASSETS

                                                                     1996/97
                                                   1997/98         DM thousand         Change
                                                 DM thousand       (unaudited)      DM thousand
                                                 -----------       -----------      -----------
         Changes in amount of work in
             progress for public lighting           (4,759}         (10,265)            5,506
         Other internally produced and
             capitalized assets                     54,236           75,813           -21,577
                                                   -------          -------           -------

         Total                                      49,477           65,548           -16,071
                                                   =======          =======           =======

(29)     OTHER OPERATING INCOME

                                                                        1996/97
                                                       1997/98        DM thousand         Change
                                                     DM thousand      (unaudited)      DM thousand
                                                     -----------      -----------      -----------
         Income from the release of
         special items
            with partial reserve character              80,778           81,280             -502
            for investment bonuses                      55,032           54,588              444
         Sundry operating income                       163,196          283,331         -120,135
                                                      --------         --------         --------

         Total                                         299,006          419,199         -120,193
                                                      ========         ========         ========

         The income from the release of special items with partial reserve character is attributable to the release of DM 60.0 million due to additional tax depreciations made in earlier years under Section 14 of the Berlin Promotion Act (BerlinFG) and of DM 20.8 million due to special depreciations made in previous years under Section 4 of the Development Area Act (FordG).

         The sundry operating income includes DM 33.1 million in refunds for changes made to our distribution installations at the request of third parties, DM 28.0 million from repairs and other services, DM 27.7 million in income from the release of provisions, DM 13.9 million from claim adjustments, DM 10.4 million from rentals and leases, DM 9.2 million in credit notes from fuel deliveries for previous years as well as DM 8.5 million in revenue from the sale of properties.


(30)     COST OF MATERIALS

                                                                     1996/97
                                                   1997/98         DM
 thousand          Change
                                                 DM thousand       (unaudited)       DM thousand
                                                 -----------       -----------       -----------
         Expenditure for raw materials
           and supplies and for
           purchased goods                          949,864         1,031,977           -82,113
             including - fuel                      (524,184)         (560,431)         (-36,247)
                       - power                     (315,443)         (358,419)         (-42,976)
         Expenditure for purchased
           services                                 277,617           395,201          -117,584
                                                  ---------         ---------         ---------

         Total                                    1,227,481         1,427,178          -199,697
                                                  =========         =========         =========

         The reduction in expenditure for fuel is due mainly to a decrease in demand. In addition, structural shifts in our use of fuel from relatively expensive fuel oil to less costly lignite have contributed to lower expenditure levels.

         We achieved considerable savings in our expenditure for power by buying more of our purchased electricity in the spot market, where prices are more favourable.

         The decrease in expenditure for purchased services is mainly due to savings in maintenance.

         1996/97 expenditure for purchased services is now reported as being DM
         104.6 million higher; this is because all maintenance expenditure is now shown under this item, and no longer under other sundry operating expenses. Correspondingly, the latter item has been reduced by DM 104.6 million. This reclassification gives a better idea of the company's expenses.


(31)     PERSONNEL EXPENSES

                                                                        1996/97
                                                       1997/98        DM thousand          Change
                                                     DM thousand      (unaudited)       DM thousand
                                                     -----------      -----------       -----------

         Wages and salaries                            896,403           879,130            17,273
         Social security contributions
           and expenditure for
           pensions and benefits                       263,442           263,600              -158
                including
                payments for pensions                  (93,900)          (95,680)          (-1,780)
                                                     ---------         ---------         ---------

         Total                                       1,159,845         1,142,730            17,115
                                                     =========         =========         =========

         The increase in personnel expenditure - in spite of lower average numbers of staff - is mainly the result of the new provisions to cover arrangements on part-time work for older employees and of the increased need for provisions for early retirement arrangements. In addition, wage adjustments resulting from collective bargaining, which were retroactive to the previous year, increased expenditure by DM 17.3 million.

         The 1996/97 figure is now reported as being DM 2.5 million higher, because expenditures resulting from provisioning for residual holiday is now shown under wages and salaries and no longer under sundry operating expenses. Correspondingly, the previous year's figure for the latter item has been reduced by DM 2.5 million. There has also been an increase of DM 1.4 million in the previous year's payments for pensions, because this item now includes amounts paid to the Mutual Benefit Association for Pension Security. These reclassifications also give a better idea of our expenses.


(32)     DEPRECIATION

         Depreciation of tangible and intangible assets can be seen in the "Movements in fixed assets" overview. It includes extraordinary depreciation of DM 10.2 million on advance payments for intangible assets as well as DM 12.6 million for tangible assets. In addition, the special loss account was depreciated by DM 7.6 million.

(33)     OTHER OPERATING EXPENSES

                                                                       1996/97
                                                      1997/98        DM thousand         Change
                                                    DM thousand      (unaudited)      DM thousand
                                                    -----------      -----------      -----------

         Allocation to special items with
            partial reserve character                 161,711           428,723         -267,012
         Franchise fee                                204,366           193,710           10,656
         Sundry operating expenses                    413,865           394,473           19,392
                                                      -------         ---------        ---------

         Total                                        779,942         1,016,906         -236,964
                                                      =======         =========        =========

         Allocations to special items with partial reserve character consist of special depreciations of DM 153.2 million under Section 4 of the Development Area Act (FordG) and a reserve of DM 8.5 million under
         Section 6b of the Income Tax Act (EStG).

         The higher franchise fee is based on the increase stipulated in the franchise contract with the state of Berlin, which came into effect on 1 January 1997 and now affected the entire business year.

         Sundry operating expenses especially include DM 77.1 million in outside services for the administration and marketing departments, DM 43.7 million for data centre services rendered by BerlinDat Gesellschaft fur Informationsverarbeitung und Systemtechnik mbH, Berlin, DM 36.9 million in rent and lease payments, DM 27.6 million in allowances on receivables and other assets, DM 23.2 million for the purchase of materials for the administration and marketing departments as well as DM 19.7 million in insurance premiums. The main components of the item which are unrelated to this accounting period are DM 17.6 million on retroactive rate adjustments for heating, DM 12.0 million in costs for dismantling and losses of DM 11.7 million from the retirement of assets.


(34)     INCOME FROM FINANCIAL ASSETS

                                                                       1996/97
                                                      1997/98        DM thousand         Change
                                                    DM thousand       (unaudited)     DM thousand
                                                    -----------      ------------     -----------

         Income from companies in which
           which participations are held                5,720            3,014           2,706
           including from affiliated
           companies                                   (2,993)          (2,671)          (-322)
         Income from other securities and
           and from lending of financial
           assets                                       1,693              891             802
           including from affiliated
           companies                                     (716)            (141)          (-575)
         Depreciation on financial assets
           and securities                             -23,541           -1,556         -21,985
         Expenses for losses transferred                  -53           -2,318           2,265
                                                      -------          -------         -------

         Total                                        -16,181               31         -16,212
                                                      =======          =======         =======

         Income from companies in which participations are held consists largely of the 1997 dividends and corporation tax credits received for the district heating company Fernheizwerk Neukolln AG, Berlin, and for the IT company BerlinDat Gesellschaft fur Informationsverarbeitung und Systemtechnik mbH, Berlin.

         Depreciation on financial assets and securities covers mainly write off to their assessed values of EAB Fernwarme GmbH, Berlin (DM 19.5 million), ARGE Modellprojekt Berliner Energiesparpartnerschaft Bewag/Landis & Gyr, Berlin (DM 1.7 million), EAB Energie-Anlagen Berlin GmbH, Berlin (DM 1.3 million), EUS Energie und Umwelt Service GmbH, Berlin (DM 0.6 million), EFR Europaische Funk-Rundsteuerung GmbH, Berlin (DM 0.2 million) and Berliner Energieagentur GmbH, Berlin (DM
         0.2 million).

         The expenses for losses transferred result entirely from the losses incurred in the 1997 business year by "DEPOGAS-Gesellschaft zur Gewinnung und Verwertung von Deponiegasen mbH" , a Berlin company for the exploitation of gas from waste tips.


(35)     NET INTEREST INCOME

                                                               1996/97
                                                1997/98      DM thousand      Change
                                              DM thousand    (unaudited)   DM thousand
                                              -----------    -----------   -----------

         Other interest and similar
           income                               27,180         37,412        -10,232
         Interest and similar expense          -78,737        -96,247         17,510
                                               -------        -------        -------

         Total                                 -51,557        -58,835          7,278
                                               =======        =======        =======

         The reduction in other interest and similar income is mainly due to the lower total average of financial investments.

         The decline in interest and similar expense is largely the result of reduced average holdings in long-term loans.


(36)     TAXES

                                                           1996/97
                                              1997/98    DM thousand      Change
                                            DM thousand  (unaudited)    DM thousand
                                            -----------  -----------    -----------

         Taxes on revenue and income          169,496        98,710        70,786
         Other taxes                            6,713        22,903       -16,190
                                              -------       -------       -------

         Total                                176,209       121,613        54,596
                                              =======       =======       =======

         The increase in taxes on revenue and income is attributable to a rise in taxable income.

         The reduction in other taxes is due almost exclusively to the abolition of the trading capital tax as of 1 January 1998 and the abolition of the net worth tax as of 1 January 1997. This item now includes only real property tax and motor vehicles tax.

SUPPLEMENTARY INFORMATION


EFFECTS OF  VALUATION  CHANGES  AND TAX  REGULATIONS  ON THE
REPORTED NET INCOME

         Accounting changes (Section 284 Sub-section 2 no. 3 of the Commercial
         Code) with regard to provisions for early retirement arrangements have resulted in approximately DM 20 million in increased expenditure. However, because of the reduction by the same amount in otherwise permissible special depreciation under Section 4 of the Development Area Act (FordG), this measure has no effect on the net income for the year.

         On the basis of the balance of allocations and releases of special items with partial reserve character, and the associated effect this has on the tax expenditure and on other expenditure dependent on profits and dividends, the net income declared for the year is approximately DM 39 million lower than the amount which would otherwise have been declarable.

         The future revenue tax burden arising from the release of special items with partial reserve character will depend on the tax rates applicable at the time.

OTHER FINANCIAL OBLIGATIONS

         Future capital expenditure already approved by the Supervisory Board and maintenance work needing to be done in the coming years represent purchase commitments of approximately DM 650 million (previous year: DM 472 million). This amount includes mainly capital expenditure for repairs and for the extension of our electricity and heat generating and distribution installations.

         The cash value of payment obligations arising from long-term rental and leasing agreements is approximately DM 358 million (previous year: DM 366 million).

         There are approximately DM 149 million (previous year: DM 209 million) in other discounted purchase comittments, including approximately DM 112 million (previous year: DM 147 million) relating to affiliated companies.

         Fuel and power supplies are secured by long-term contracts in line with the customs of the trade.

SHARE OWNERSHIP UNDER SECTION 285 NO. 11 OF THE COMMERCIAL CODE (HGB)

                                                       Share in       Equity on
                                                       capital       31 Dec. 1997    1997 result
         Name and location of the company                 %          DM thousand     DM thousand
         --------------------------------              --------      ------------    -----------
         DEPOGAS-Gesellschaft zur Gewinnung
           und Verwertung von Deponiegasen
           mbH, Berlin(1)                               100.00               0               0
         EAB Fernwarme GmbH, Berlin                     100.00          16,677          -6,307
         Bewag Immobilienmanagement GmbH,
           Berlin                                       100.00           1,203             177
         IPH Institut "Pruffeld fur elektrische
           Hochleistungstechnik" GmbH, Berlin           100.00          16,759          -2,931
         Bewag Energiemanagement GmbH, Berlin           100.00             493              -7
         FHW Fernheizwerk Neukolln
           Aktiengesellschaft, Berlin                    75.22          24,941           3,178
         EAVV Energie Assekuranz Versicherungs
           Vermittlungs GmbH, Berlin                     60.00             420             320
         ARGE Energiesparpartnerschaft
           Bewag/Landis & Gyr GbR, Berlin                50.00           1,859              -3
         BerlinDat Gesellschaft fur
           Informationsverarbeitung und
           Systemtechnik mbH, Berlin(2)                  50.00           4,527           2,527
         EAB Energie-Anlagen Berlin GmbH,
           Berlin(3)                                     50.00               0          -3,234
         Berliner Energieagentur GmbH, Berlin            33.33           3,372            -568
         EFR Europaische Funk-Rundsteuerung
           GmbH, Berlin                                  30.00               0          -1,104
         EBH Energie-Beteiligungsholding GmbH,
           Dortmund                                      25.00         550,260           2,254
         EUS Energie und Umwelt Service GmbH,
           Berlin                                        25.00              68          -1,028
         GASAG Berliner Gaswerke AG, Berlin              24.99         939,265         -98,161
(1)      There is a profit and loss transfer contract with the company.
(2)      The business year ended on 30 September 1997.
(3)      The shares were sold on 28 July 1998.

----------


LIABILITY

         Of the liabilities for sureties, which total DM 22.1 million (previous year: DM 22.8 million), DM 19.6 million represent sureties for loans of the district heating company EAB Fernwarme GmbH, Berlin, and DM 2.5 million for loans of the waste tip gas exploitation company DEPOGAS-Gesellschaft zur Gewinnung und Verwertung von Deponiegasen mbH, Berlin.

         There are also guarantees of DM 17.2 million (previous year: DM 20,9 million). DM 15.9 million of this amount represent guarantees for affiliated companies (previous year: also DM 15.9 million).

NOTIFICATIONS OF PARTICIPATION

         In accordance with the stipulations of Section 20 Sub-section 5 in connection with Sub-section 1 of the German Stock Corporation Act
         (AktG), the state of Berlin notified Bewag in a letter dated 29 September 1997 that it no longer holds a participation of more than 25 per cent in Bewag's capital stock.

         In accordance with Section 20 Sub-section 1 of the German Stock Corporation Act, Bewag was also notified by the Southern Company, Atlanta, on behalf of Southern Energy Holding Beteiligungsgesellschaft mbH, Berlin, in a letter of 6 October 1997, and by Bayernwerk AG, Munich, in a letter of 13 January 1998, that they own more than 25 per cent of Bewag stock.

AVERAGE PERSONNEL LEVEL IN THE BUSINESS YEAR

         Employees (excluding apprentices)

                                       1997/98         1996/97           Change
                                       -------         -------           ------
                                                     (unaudited)
         Craftsmen                      3,563           3,927            -364
         Technical staff                3,224           3,312             -88
         Commercial staff               2,241           2,348            -107
                                        -----           -----            ----

         Total                          9,028           9,587            -559
                                        =====           =====            ====

DETAILS OF THE COMPANY'S CORPORATE GOVERNANCE

         Members of Bewag's Supervisory Board and Board of Management are listed in Appendix I to these notes.

         For the 1997/98 business year, the total remuneration of the Board of Management was DM 5,248,310 (previous year: DM 3,432,591) and the remuneration for the Supervisory Board was DM 957,250 (previous year:
         DM 473,000).

         A total of DM 2,519,819 (previous year: DM 2,296,560) was paid to former members of the Board of Management and their surviving family; a total of DM 23,608 thousand (previous year: DM 20,297 thousand) is allocated as provision for pension obligations to this group of persons.

DISTRIBUTION OF THE NET PROFIT FOR THE YEAR

         We propose that the net profit for the year of DM 224,000,000 be used to pay a dividend on the current capital stock of DM 560 million as well as on the coming capital increase of a further DM 560 million from corporate funds.

         Berlin, 8 September 1998

         BERLINER KRAFT- UND LICHT (BEWAG)-AKTIENGESELLSCHAFT
         The Board of Management

BEWAG AG
BUSINESS YEAR 1997/1998

MOVEMENTS IN FIXED ASSETS



                                                                      ACQUISITION OR PRODUCTION COSTS in DM thousand
------------------------------------------------------------------------------------------------------------------------------------
                                                                      STATUS                                                  STATUS
                                                                 1 JULI 1997     ADDITIONS    TRANSFERS     DISPOSALS   30 JUNI 1998
------------------------------------------------------------------------------------------------------------------------------------
INTANGIBLE ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Industrial property rights and similar rights
and assets                                                         427,535        25,937        1,517          3,774         451,215
Advance payments                                                    22,277         6,258       -1,481         10,059          16,995
====================================================================================================================================
                                                                   449,812        32,195           36         13,833         468,210

====================================================================================================================================
TANGIBLE ASSETS
====================================================================================================================================
Real estate, rights equivalent to real estate
and buildings, including buildings on third
party land property                                              2,987,334(5)     11,347       62,082         12,596       3,048,167
Power plant installations                                        5,851,717        21,254       36,702         48,856       5,860,817
Electricity transmission and distribution
installations                                                    5,000,839       150,818(1)   372,194         23,904(1)    5,499,947
District heating distribution installations                      2,159,598        31,227       94,061         15,161       2,269,725
Other installations, operating and business
equipment                                                          423,266        13,586(2)    15,903         25,215(2)      427,540
Advance payments and installations under
construction                                                       874,926       451,259     -580,978         36,234         708,973
====================================================================================================================================
                                                                17,297,680       679,491          -36        161,966      17,815,169
====================================================================================================================================

FINANCIAL ASSETS
====================================================================================================================================
Shares in affiliated companies                                      88,126           500           --             --          88,626
Loans to affiliated companies                                        6,400         8,000           --             --          14,400

Participations                                                     414,574       355,750           --          1,954         768,370
Loans to companies
in which participations are held                                    18,993           500           --             --          19,493
Other loans                                                          2,950           717           --            596           3,071
====================================================================================================================================
                                                                   531,043       365,467           --          2,550         893,960

====================================================================================================================================
FIXED ASSETS                                                    18,278,535     1,077,153           --        178,349      19,177,339
====================================================================================================================================
(1) Including minor assets: DM 10,682 thousands
(2) Including minor assets: DM 3,189 thousands
(5) After adjustment according to Section 36 of the DM-Balance Sheet Act
     (DMBilG)

        The accompanying notes are an integral part of these statements.

BEWAG AG
BUSINESS YEAR 1997/1998

MOVEMENT IN FIXED ASSETS

                                                                                                                 NET BOOK VALUES
                                                         ACCUMULATED DEPRECIATION in DM thousand                  in DM thousand
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            STATUS
                                                  STATUS                                          STATUS       STATUS    JUNI 1997
                                             1 JULI 1997   ADDITIONS   TRANSFERS  DISPOSALS 30 JUNI 1998 30 JUNI 1998 30 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
INTANGIBLE ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Industrial property rights and similar rights
and assets                                     119,402      21,120           --     3,290       137,232     313,983      308,133
Advance payments                                    --      10,189           --    10,189            --      16,995       22,277
====================================================================================================================================
                                               119,402      31,309           --    13,479       137,232     330,978      330,410

====================================================================================================================================
TANGIBLE ASSETS
====================================================================================================================================
Real estate, rights equivalent to real estate
and buildings, including buildings on third
party land property                            903,848      87,664          355     5,181       986,686   2,061,481   2,083,486(5)
Power plant installations                    4,616,845     195,731          634    43,666     4,769,544   1,091,273   1,234,872
Electricity transmission and distribution
installations                                3,194,257    169,849(1)       -722    22,804(1)  3,340,580   2,159,367   1,806,582
District heating distribution installations   1,303,872      87,165           87    11,664     1,379,460     890,265     855,726
Other installations, operating and business
equipment                                      326,865      38,641(2)      -354    23,981(2)    341,171      86,369      96,401
Advance payments and installations under
construction                                        --          --           --        --            --     708,973     874,926
====================================================================================================================================
                                            10,345,687     579,050           --   107,296    10,817,441   6,997,728   6,951,993
====================================================================================================================================

FINANCIAL ASSETS
====================================================================================================================================
Shares in affiliated companies                  11,000      19,506           --        --        30,506      58,120      77,126
Loans to affiliated companies                       --          --           --        --            --      14,400       6,400
Participations                                   6,082       4,019           --     1,278         8,823     759,547     408,492
Loans to companies
in which participations are held                    --          --           --        --            --      14,493      18,993
Other loans                                         96(3)       --           --        18(4)         78       2,993       2,854
====================================================================================================================================
                                                17,178      23,525           --     1,296        39,407     854,553     513,865

====================================================================================================================================
FIXED ASSETS                                10,482,267     633,884           --   122,071    10,994,080   8,183,259   7,796,268
====================================================================================================================================
(1) Including minor assets: DM 10,682 thousands
(2) Including minor assets: DM 3,189 thousands
(3) Discount of interest
(4) Accumulation of interest because of retirements disposal
(5) After adjustment according to Section 36 of the DM-Balance Sheet Act
    (DMBilG)

        The accompanying notes are an integral part of these statements.

APPENDIX I

SUPERVISORY BOARD

BARNEY S. RUSH
(from 26 September 1997)
Chairman from 15 December 1997
President of Southern Energy Development
Europe Ltd., London

ERNST-OTTO KOCK
Deputy chairman from 15 December 1997
Deputy Chairman of the Public Services and
Transport Trade Union, Berlin regional
administration, Berlin

SVEN BERGELIN
(From 15 December 1997)
Department head for industry of the
DAG-Union, Berlin-Brandenburg Land
Administration, Berlin

HANS-JURGEN CRAMER
(from 15 December 1997)
Head of a main department of Bewag, Berlin

RAINER FRANK ELSASSER
(from 15 December 1997)
Member of the Board of Management of
Bayernwerk Aktiengesellschaft, Munich

KLAUS FORSTER
Member of the Board of Management of
Bayernwerk Aktiengesellschaft, Munich

DR. MANFRED GENTZ
(from 15 December 1997)
Member of the Board of Management of
Daimler Benz Aktiengesellschaft, Stuttgart

DR. HANS-DIETER HARIG
(Chairman until 15 December 1997)
Chairman of the Board of Management of
PreussenElektra Aktiengesellschaft, Hanover

BERND HELMS
(from 15 December 1997)
Head craftsmen of Bewag, Berlin

RITA KUHNER-PRZEWOSNIK
(from 15 December 1997)
Section head of Bewag, Berlin

CARL-FRIEDRICH MEISSNER
(from 15 December 1997)
Former Member of the Board of Management of the Deutsche Telekom Aktiengesellschaft,
Calw

DR. GEORG OBERMEIER
(From 26 September 1997)
Member of the Board of Management of
VIAG Aktiengesellschaft, Munich

REINHOLD OFFERMANN
(from 15 December 1997)
Member of the Board of Management of
PreussenElektra Aktiengesellschaft, Springe

RICHARD J. PERSHING
(From 26 September 1997)
Senior Vice President of
Southern Energy Inc., Rosewell

KARL-HEINZ DIETER REGEL
(from 15 December 1997)
Project engineer of Bewag, Berlin

MARTIN SATTLER
(from 15 December 1997)
Meter fitter with special responsibilities of Bewag, Berlin

UWE SCHARF
(from 15 December 1997)
Deputy Chairman of the Public Services
and Transport Trade Union, Berlin regional administration, Berlin

MARIO SCHONIAN
(from 15 December 1997)
1st car mechanic of Bewag, Berlin








HERBERT STROBEL
1st senior clerk of Bewag, Berlin

DR. GIUSEPPE VITA
Chairman of the Board of Management
of Schering Aktiengesellschaft, Berlin

RESIGNED FROM THE SUPERVISORY BOARD

STEPHAN BOEHNKE
(until 15 December 1997)
Technician with special responsibilities of
Bewag, Berlin

DR. ALFRED DWORAK
(until 15 December 1997)
Chief executive of VEBA Aktiengesellschaft,
Berlin

DR. ANNETTE FUGMANN-HEESING
(until 2 September 1997)
Senator for Finance, Berlin

REGINA GEISS
(until 15 December 1997)
Section head of Bewag, Berlin

JAMES R. HARRIS
(from 26 September 1997 until
15 December 1997)
Vice President of
Southern Energy Inc., Marietta

HARALD JOOS
(until 28 August 1997)
Chairman of the management of Schindler
Aufzugefabrik GmbH, Berlin

JORG KLOSE
(until 15 December 1997)
Contract clerk of Bewag, Berlin

DR. KURT LANGE
(until 15 December 1997)
Chairman of the Public Services and Transport
Trade Union, Berlin regional administration,
Berlin

DR. OTTO MAJEWSKI
(until 15 December 1997)
Chairman of the Board of Management of
Bayernwerk Aktiengesellschaft, Munich

ELMAR PIEROTH
(until 2 September 1997)
Senator for Economic Affairs and Public Utility
Companies, Berlin

KLAUS POMMERANIG
(until 15 December 1997)
Former departmental head of the energy sector in the Public Services and Transport Trade
Union, Berlin regional administration, Berlin

OLAF ROCH
(until 15 December 1997)
Shop supervisor of Bewag, Berlin

DR. JOACHIM SCHMELZER
(until 15 December 1997)
Head of a main department/Staff member with special responsibilities of Bewag, Berlin

DR. LORENZ SCHOMERUS
(until 1 September 1997)
State secretary in the Federal Ministry of Economics, Bonn

MANFRED SCHWARZE
(until 15 December 1997)
Chairman of the Works Council of Bewag, Berlin

WOLFGANG STEINRIEDE
(until 23 September 1997)
Former spokesman of the Board of
Management of Bankgesellschaft Berlin
Aktiengesellschaft, Berlin

JAMES A WARD
(from 26 September 1997 until
15 December 1997)
Vice President of Southern Energy Inc.,
Fayetteville

BOARD OF MANAGEMENT

PROF. DR. DIETMAR WINJE
Chairman
Energy business and corporate development,
Berlin

DR. BERND BALZEREIT
Finance and legal affairs, Berlin

DR. KLAUS BECHTOLD
Generation and heating, Berlin

J. BRUCE JONES
(from 1 February 1998)
Electricity grid and sales, Berlin

DR. KURT LANGE
(from 1 February 1998)
Human resources and employee services, Berlin

RESIGNED FROM THE BOARD OF MANAGEMENT

MICHAEL PAGELS
(until 31 October 1997)
Personnel and organisation, Teltow

BEWAG NOTES:

APPENDIX II

SIGNIFICANT DIFFERENCES BETWEEN GERMAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Bewag financial statements comply with accounting principles generally accepted in Germany ("German GAAP"), which differs in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). The significant differences that affect the net income and shareholders' equity of Bewag as of and for the year ended June 30, 1998 are described below:

(a)      Investment in subsidiaries

In accordance with German GAAP, investments in controlled subsidiaries are not required to be consolidated if certain materiality tests are met, and can be recorded under the cost method (and, if applicable, the lower of cost or market method). As Bewag meets these materiality tests for all controlled subsidiaries, it accounts for these entities under the cost method. Under the cost method of accounting, dividends declared are the basis for recognizing earnings from an investment.

A controlled subsidiary is generally defined under U.S. GAAP as all majority-owned subsidiaries unless control is temporary or does not rest with the majority owner. Under U.S. GAAP, controlled subsidiaries are consolidated, with a minority interest shown as an adjustment to net income or loss and as a separate item on the balance sheet.

Certain of Bewag's controlled subsidiaries were acquired in a purchase requiring purchase accounting treatment under U.S. GAAP. The purchase method requires that assets acquired and liabilities assumed be accounted for at fair value. The excess of purchase price over the fair value of net assets acquired is recorded as goodwill. Under U.S. GAAP, goodwill must be capitalized and amortized through the income statement over its estimated useful life, which may not exceed 40 years.

In accordance with German GAAP, Bewag has written down its investment in EAB Fernwarme to its estimated value. The consolidation of EAB Fernwarme as required under US GAAP resulted in the reversal of the amounts previously written down, including the current year amount of DM 19.5 million. The attached reconciliation also reflects the other entries necessary to completely consolidate Bewag's controlled subsidiaries.

(b)      Minority interest

Under German GAAP, minority interest is included as a separate component of shareholders' equity and included in net income. Bewag has not recorded minority interest as subsidiaries have not been consolidated as allowed under German GAAP. Under U.S. GAAP, minority interest is eliminated from income and is shown as a liability to the minority owners on the balance sheet.



                                                                               I

(c)      Investment in affiliated companies

In accordance with German GAAP, investments in affiliated companies (affiliated companies generally are entities which are 20-50% owned by Bewag) are not required to be accounted for under the equity method, if certain materiality tests are met, and can be recorded under the cost method (and, if applicable, the lower of cost or market method). As Bewag meets these materiality tests for all affiliated companies, it accounts for these entities under the cost method. Under the cost method of accounting, dividends declared are the basis for recognizing earnings from an investment.

Under U.S. GAAP, investments in affiliated companies are recorded using the equity method of accounting if an investment enables the investor to influence the operating or financial decisions of the investee, with the balance of each investment being increased or decreased, as appropriate, to account for the investor's proportionate share of the investee earnings. Upon disposal, the above differences would also result in differing gains and losses on disposition.

Certain of Bewag's affiliated companies were acquired in a purchase requiring purchase accounting treatment under U.S. GAAP. The purchase method requires that assets acquired and liabilities assumed be accounted for at fair value. The excess of purchase price over the fair value of net assets acquired is recorded as goodwill. Under U.S. GAAP, goodwill must be capitalized and amortized through the income statement over its estimated useful life, which may not exceed 40 years.

In accordance with German GAAP, Bewag has written down its investment in several affiliated companies to the estimated value of these investments. The application of the equity method of accounting as required under U.S. GAAP resulted in the reversal of the amounts previously written off, prior to booking the appropriate entries to record Bewag's equity in the earnings of the affiliated companies.

(d)      Depreciation

Under German GAAP, certain fixed and intangible assets are depreciated based on accelerated depreciation methods permitted by German law. German GAAP allows disclosure of the effect of accelerated depreciation in a special balance sheet position known as "Sonderposten", or deduction from the cost basis of the assets. The "Sonderposten" recorded under German GAAP includes depreciation in accordance with section 4 FordG and section 14 BerlinFG. Further, depreciable lives differ from those allowed under U.S. GAAP and 75% of the annual depreciation amount is allowed in the year an asset is placed in-service. German GAAP allows, under certain circumstances for the cost basis of assets to be adjusted (e.g. assets sales gains being transferred to newly acquired fixed assets). Such adjustments are not allowed under U.S. GAAP. Under U.S. GAAP, fixed and intangible assets are recorded at cost and depreciated over their useful life. For purposes of the reconciliation to U.S. GAAP, fixed and intangible assets have been depreciated on a straight-line basis. Depreciation in the in-service year is taken from the date the asset is placed in-service.

(e)      Amortization of Investment Grants and construction cost subsidies

The amortization of certain deferred revenue, comprised of customer and government payments in support of investments, which is being amortized over the depreciable lives of the related assets for German GAAP purposes, has been adjusted to reflect the useful lives used for U.S. GAAP purposes.



                                                                              II

(f)      Interest capitalization

German GAAP permits, but does not require, the capitalization of interest as part of the historical cost of the acquisition of assets that are constructed or otherwise produced for an enterprise's own use. Bewag has elected to expense these interest costs as incurred. U.S. GAAP requires the capitalization of such interest costs. The additional cost is depreciated over the expected useful life of the related asset.

(g)      Debt discount

German GAAP permits, but does not require, discount associated with the issuance of debt to be expensed as incurred. U.S. GAAP require that such discount be capitalized and amortized to income over the life of the related debt.

(h)      Pensions and other employee benefits

Under German GAAP, the Company provided for pension costs in accordance with article 6a of the German Income Tax Act. Pension accounting under U.S. GAAP is prescribed by Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" ("SFAS 87"). SFAS 87 requires actuarial computation of the pension costs for defined benefit plans using the Projected Unit Credit Method and includes current service cost, interest cost, return on plan assets and amortization of actuarial gains/losses and prior service cost. Prior service cost is amortized over the future service period of active employees. Unrecognized gains and losses exceeding 10% of the greater of the projected obligation or the market-related value of the plan assets are amortized over the average service period of active employees. Differences between U.S. GAAP and German GAAP relate primarily to future service costs, which are required to measured under SFAS 87 and interest costs, which are fixed under German GAAP.

SFAS 87 requires that companies located outside the United States adopt the provisions of SFAS 87 for fiscal years beginning after December 15, 1988. Due to the significant period of time which elapsed between the date when SFAS 87 would have been required to be adopted and the time when Bewag first determined to prepare U.S. GAAP financial information, adoption of the provisions of SFAS 87 as of July 1, 1989 was not feasible. Accordingly, SFAS 87 has been adopted from July 1, 1997. As of the date of adoption, a transition obligation was calculated under requirements of SFAS 87 and is being amortized over a 15 year period beginning on the assumed implementation date of July 1, 1989.

(i)      Provisions and accruals

German GAAP permits the recognition of accruals and provisions for uncertain liabilities and loss contingencies. The amount of such accruals or provision represents the anticipated expenses of the company. Specific examples include the establishment of a provision in the amount of DM 38.4 million to repair the facade of the old corporate headquarters as well as a DM 34 million provision for future lease payments for the current corporate headquarters. Under U.S. GAAP, an accrual for a loss contingency is recorded by a charge to income if it is probable that an asset has been impaired or a liability has been incurred and at the same time the minimum amount of the loss can be reasonably estimated. Less precisely determinable reserves for future losses, costs, or risks do not meet the condition for accrual under U.S. GAAP and have been eliminated.


                                                                             III

(j)      Special item "reserve under section 6b EStG"

Under German GAAP, gains on disposal of land can be transferred to new acquisition of land by offsetting against acquisition costs within a period of four years after the disposal became effective. Gains not yet transferred are recorded as a special item (Reserve under section 6b EStG) in accordance with German GAAP.

Under U.S. GAAP this treatment is not allowed. The special item for gains on disposal of land therefore is eliminated. Gains of prior years increased equity and the current gains added to the special item are taken to income under U.S. GAAP.

(k) Special provision in accordance with D-Markbilanzgesetz ("Special loss account")

As allowed under German GAAP, Bewag has recorded a special provision in accordance with D-Markbilanzgesetz ("special loss account") as an asset on the balance sheet and a corresponding account shown as a component of equity. This special provision relates to the opening balance sheet prepared under the regulations of the D-Markbilanzgesetz (DMBilG) of the former East German electric utility Energieversorgung Berlin AG ("EBAG") as of July 1, 1990, the date when all East German companies converted their accounting systems. The special provision relates to liabilities (primarily environmental related liabilities and restitution claims) assumed by Bewag after merging with EBAG. Adjustments made to these offsetting accounts do not impact earnings under German GAAP. Under U.S. GAAP, the special provisions have been eliminated. The associated liabilities are included on the balance sheet as appropriate for U.S. GAAP with adjustments to the liabilities being treated as changes of estimates and included in the U.S. GAAP operating results in the period the change in estimate occurs.

(l)      Deferred taxes

Under German GAAP, deferred tax assets and liabilities are not generally recognized for all differences between the book carrying values and the tax bases of assets and liabilities.

Under U.S. GAAP, deferred tax assets and liabilities for temporary differences using enacted tax rates in effect at year-end are recognized in accordance with Statement of Financial Accounting Standards No., 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No.109, net operating loss carryforwards that are available to reduce future taxes are recognized as deferred tax assets. Such amounts are reduced by a valuation allowance to the extent that it is "more likely than not" that the deferred tax assets will not be realized.

The deferred tax liability on U.S. GAAP adjustments covers the future tax burden related to the additional depreciation recorded for in the special item with partial reserve character that is disclosed in the notes under German GAAP.


                                                                              IV

(m)      Other

Several other differences from German GAAP to U.S. GAAP are considered insignificant for the reconciliation of financial statements as of June 30, 1998.

Under German GAAP, securities and other investments are valued at the lower of acquisition costs or market value at the balance sheet date. Adjustments to record investments below cost are included in the income statement. Under U.S. GAAP marketable equity and debt securities are classified into three categories: held-to-maturity securities, available-for-sale securities or trading securities. For U.S. GAAP purposes, Bewag's securities are considered to be held to maturity and therefore carried at the adjusted cost at the balance sheet date.

Other but insignificant differences in accounting principles include unrealized gains from foreign currency translations and other costs and income amounts in the German financial statements that are capitalized or deferred for U.S. GAAP purposes, respectively.

(n)      Newly issued accounting pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", (SFAS No. 133), which is effective for fiscal years beginning after June 15, 2000 (July 1, 2000 in the case of Bewag). This statement requires that all derivative financial instruments be reflected on the balance sheet at fair value, with changes in fair value recognized periodically in earnings or as a component of other comprehensive income, depending on the nature of the underlying item, changes in the fair value of the derivative will be recognized currently in the statements of profit and loss. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Avtivities--Deferral of the Effective Date of FASB Statement No. 133", that amends SFAS No. 133 to be effective for all fiscal quarters or all fiscal years beginning after June 15, 2000. Additionally, on June 15, 2000, the FASB issued SFAS No. 138, "Accounting for Cerain Derivative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133", that addresses a limited number of issues causing implementation difficulties for a large number of entities preparing to apply Statement 133.

In December 1999, the Securuties and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition In Financial Statements. This bulletin summarizes the views of the staff on applying generally accepted accounting principles to revenue recognition in financial statements. The staff believes that revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the seller's price to the buyer is fixed or determinable; and collectibility is reasonably assured. The staff believes that the change must be reported, by all registrants, no later than the fourth fiscal quarter of the fiscal year beginning after December 15, 1999.


                                                                               V

RECONCILIATION TO U.S. GAAP

The following is a summary of the significant adjustments to net income for the year ended June 30, 1998 and to shareholders' equity at June 30, 1998 which would be required if U.S. GAAP had been applied instead of German GAAP.

                                                                                   YEAR ENDED
                                                                    NOTE         JUNE 30, 1998
                                                                    ----         -------------
                                                                                      TDM
Net income as reported in the statement
  of operations under German GAAP                                                   279,000

Adjustments required to conform to U.S. GAAP:

         Investment in subsidiaries                                  (a)            -17,117
         Minority interest                                           (b)               -895
         Investment in affiliated companies                          (c)              1,283
         Depreciation                                                (d)             41,439
         Amortization of investment grants and construction
           cost subsidies                                            (e)            -22,472
         Interest capitalization                                     (f)              2,918
         Debt discount                                               (g)             -2,034
         Pension and other employee benefits                         (h)            -45,896
         Provisions and accruals                                     (i)              2,005
         Special item "Reserve under section 6b EStG"                (j)              8,517
         Special provision in accordance with DMBilG                 (k)             87,703
         Deferred taxes                                              (l)            -16,555
         Deferred tax effect of U.S. GAAP adjustments                (l)             23,957
                                                                                    -------

NET INCOME IN ACCORDANCE WITH U.S. GAAP                                             341,853
                                                                                    =======

                                                                              VI

                                                                                        AS OF
                                                                    NOTE            JUNE 30, 1998
                                                                    ----            -------------
                                                                                         TDM
Shareholders' equity as reported in the balance
   sheet under German GAAP                                                            3,606,387

Adjustments required to conform to U.S. GAAP:

         Investment in subsidiaries                                  (a)                -42,067
         Minority interest                                           (b)                -12,022
         Investment in affiliated companies                          (c)                 80,977
         Depreciation                                                (d)              5,429,538
         Amortization of investment grants and construction
           cost subsidies                                            (e)               -291,520
         Interest capitalized                                        (f)                 28,560
         Debt discount                                               (g)                  6,983
         Pension and other employee benefits                         (h)               -220,162
         Provisions and accruals                                     (i)                103,440
         Special item "Reserve under section 6b EStG"                (j)                 25,187
         Special provision in accordance with DMBilG                 (k)               -384,564
         Deferred taxes                                              (l)                 90,410
         Deferred tax effect of U.S. GAAP adjustments                (l)             -2,646,565
                                                                                     ----------

SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP                                     5,774,582
                                                                                     ==========

                                                                             VII

                                    BEWAG AG

                              FINANCIAL STATEMENTS
                                  (Unaudited)
                             JUNE 30 1998 AND 1999

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)
BALANCE SHEET

                                                             NOTES             30 JUNE 1999            30 JUNE 1998
ASSETS                                                        NO.              DM THOUSAND             DM THOUSAND
-------------------------------------------------------------------------------------------------------------------
FIXED ASSETS                                                 (1)
-------------------------------------------------------------------------------------------------------------------
Intangible assets                                            (2)                  396,160                   330,978
Tangible assets                                              (3)                6,733,824                 7,021,011(1)
===================================================================================================================
Financial assets                                             (4)                  848,312                   854,553
===================================================================================================================
                                                                                7,978,296                 8,206,542
-------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
-------------------------------------------------------------------------------------------------------------------
Inventories                                                  (5)                  167,872                   168,851
Accounts receivable and other assets
    Receivables for goods and services                       (6)                  522,116                   546,744
    Receivables from affiliated companies                    (7)                    2,053                     3,265
    Receivables from companies in which
    participations are held                                  (8)                    5,577                     4,607
    Other assets                                             (9)                   91,036                   127,679
-------------------------------------------------------------------------------------------------------------------
Securities                                                  (10)                  184,295                   203,529
Cheques, cash on hand, on deposit with Deutsche
Bundesbank and Postbank, cash in other bank accounts        (11)                  277,980                   226,830
===================================================================================================================
                                                                                1,250,929                 1,281,505
===================================================================================================================
PREPAID EXPENSES                                            (12)                  185,215                   134,192
===================================================================================================================
SPECIAL LOSS ACCOUNT                                        (13)                  358,821                   365,238(1)
===================================================================================================================
                                                                                9,773,261                 9,987,477
===================================================================================================================

                                                             NOTES             30 JUNE 1999            30 JUNE 1998
ASSETS                                                        NO.              DM THOUSAND             DM THOUSAND
-------------------------------------------------------------------------------------------------------------------
EQUITY
-------------------------------------------------------------------------------------------------------------------
Subscribed capital                                          (14)                1,120,000                   560,000
Capital reserve                                             (15)                   56,800                    56,800
Revenue reserves                                            (16)
  Statutory reserve                                                               899,691                   899,691(1)
  Special reserve according to Section 17 Sub-Section 4
     DMBilG                                                                       358,821                   365,238(1)
  Other revenue reserves                                                        1,029,551                 1,532,535
                                                                                2,288,063                 2,797,464(1)
===================================================================================================================
Net profit for the year                                     (17)                  246,400                   224,000
===================================================================================================================
                                                                                3,711,263                 3,638,264
===================================================================================================================
SPECIAL ITEMS WITH PARTIAL RESERVE CHARACTER                (18)                1,884,341                 1,844,528
===================================================================================================================
SPECIAL ITEM FOR INVESTMENT BONUSES                         (19)                  386,546                   410,711
===================================================================================================================
CONSTRUCTION COST SUBSIDIES                                 (20)                  697,711                   683,564
===================================================================================================================
PROVISIONS
-------------------------------------------------------------------------------------------------------------------
Provisions for pensions and similar obligations             (21)                  464,209                   407,804
-------------------------------------------------------------------------------------------------------------------
Provisions for taxes                                                              189,882                   103,452
-------------------------------------------------------------------------------------------------------------------
Other provisions                                            (22)                1,534,302                 1,393,425(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                2,188,393                 1,904,681
-------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                 (23)
-------------------------------------------------------------------------------------------------------------------
Liabilities to banks                                        (24)                  381,160                   858,713
Advance payments received                                   (25)                   78,177                   127,816
Liabilities for goods and services                                                226,746                   305,481
Liabilities to affiliated companies                                                   953                       786
Liabilities to companies in which participations are held   (26)                    5,709                    12,016
Other liabilities                                           (27)                  200,666                   200,673
===================================================================================================================
                                                                                  893,411                 1,505,485
===================================================================================================================
DEFERRED INCOME                                             (28)                   11,596                       244
===================================================================================================================
                                                                                9,773,261                 9,987,477
===================================================================================================================

(1)  After adjustment according to Section 36 of the DM-Balance Sheet Act
     (DMBiLG)

        The accompanying notes are an integral part of these statements.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)
PROFIT AND LOSS ACCOUNT



                                                         NOTES                         1998/99                         1997/98
                                                           No.                     DM thousand                     DM thousand
------------------------------------------------------------------------------------------------------------------------------
SALES REVENUES                                            (29)                      3,901,578                       3,959,727
------------------------------------------------------------------------------------------------------------------------------
Stock movements and other
internally produced and capitalised assets                (30)                         46,078                          49,477
Other operating income                                    (31)                        361,896                         299,006
Cost of materials                                         (32)                     -1,078,035                      -1,227,614 (1)
Personnel expenses                                        (33)                     -1,196,754                      -1,159,845
Depreciation                                              (34)                       -671,446                        -617,995
Other operating expenses                                  (35)                       -835,793                        -786,522 (1)(2)
Income from financial assets                              (36)                        -13,242                         -16,181
Net interest income                                       (37)                        -29,204                         -51,557
==============================================================================================================================
Results of ordinary activities                                                        485,078                         448,496
------------------------------------------------------------------------------------------------------------------------------
Taxes on income and revenue                               (38)                       -188,078                        -169,496
==============================================================================================================================
Net income for the year                                                               297,000                         279,000
------------------------------------------------------------------------------------------------------------------------------
Allocations to other revenue reserves                                                 -50,600                         -55,000
==============================================================================================================================
Net profit for the year                                                               246,400                         224,000
==============================================================================================================================
(1)  After the reclassification of DM 133 thousand from other operating expenses to cost of materials

(2) After the reclassification of other (taxes) (DM 6,713 thousand) to other operating expenses


        The accompanying notes are an integral part of these statements.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

CASH-FLOW STATEMENT

                                                       1998/99           1997/98
                                                     DM million       DM million
---------------------------------------------------------------------------------
Net income for the year                                 297              279
Depreciation of fixed assets                            689              634
Changes in long-term provisions                          51              -64
Allocation to special item                              150              162
Release of special item                                -161             -136
Other expenses and income without effect on payments    -10              -23
=================================================================================
CASH-FLOW (DVFA/SG)                                   1,016              852
Result from disposals of fixed assets                   -22                3
Increase/decrease in inventories, receivables for
goods and services and other assets                      51               -7
Increase/decrease in liabilities
for goods and services and other liabilities             69              262
=================================================================================
INFLOW OF FUNDS FROM OPERATING ACTIVITIES             1,114            1,110
---------------------------------------------------------------------------------
Proceeds from disposals of fixed assets                  56               18
Disbursements from capital investments in fixed assets -446           -1,030
including increase of participation in GASAG             (-)            (354)
=================================================================================
OUTFLOW OF FUNDS FOR INVESTMENT ACTIVITIES             -390           -1,012
---------------------------------------------------------------------------------
Payments to shareholders (dividend)                    -224             -112
Receipts from taking up loans                             -                -
Payments for redemption of loans                       -469             -185
=================================================================================
OUTFLOW OF FUNDS FOR FINANCING ACTIVITIES              -693             -297
=================================================================================
CHANGES IN FINANCING RESOURCES WITH EFFECT ON PAYMENT    31             -199
---------------------------------------------------------------------------------


---------------------------------------------------------------------------------

MOVEMENTS OF FINANCIAL FUNDS         30 JUNE 1999   30 JUNE 1998           CHANGE
                                       DM MILLION     DM MILLION       DM MILLION
                                      (Unaudited)
---------------------------------------------------------------------------------
Liquid funds                              278          227                51
Securities in current assets              184          204               -20
=================================================================================
FINANCIAL FUNDS                           462          431                31
=================================================================================

        The accompanying notes are an integral part of these statements.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


PRELIMINARY REMARKS

On 1 July 1993, Bewag was merged with the former East Berlin energy supply company Energieversorgung Berlin AG (EBAG), which was located in the former East Berlin.

As a result of the merger under stock corporation law, legislation which, according to the unification treaty applied only to companies in the former GDR, now applies to Bewag as a whole. This is particularly relevant with regard to the provisions of the DM-Balance Sheet Act (DMBiLG) covering the special-loss account, the special reserve under Section 17 Sub-section 4 of the Act and capital reorganisation under Section 27 of the Act. In certain circumstances,
Section 36 DMBiLG also stipulates changes in EBAG's DM opening balance sheet, which then entail retroactive corrections in certain balance sheet item valuations for each previous year.

As of 30 June 1999 such CHANGES IN THE OPENING BALANCE SHEET were either necessary or possible for the following items:

- Tangible assets increased DM 23.3 million, because the total value shown for the land has increased. This was primarily because the result of new investigations allowed us to reduce capitalised deductions for future expenditure to rehabilitate contaminated properties.

- Provisions for residual contamination were, for the same reason, also cut back by DM 19.5 million. At the same time, the special-loss account and the special reserve had to be reduced by the same amount.

- Provisions for compensation obligations were reduced by DM 8.6 million, as certain restitution claims became more precise and court decisions had become legally effective.


As a result of these changes, the statutory reserve had to be increased by DM
51.4 million.

Bewag must also take into account the stipulations of the LAND REGISTRY ADJUSTMENT ACT (GBBerG). This act applies only to the territory which joined the Federal Republic under the unification treaty, and covers easements of utility supply companies in non-public land as well as compensation payments due to the owners of such properties. Provisions were established for this purpose as of 30 June 1995, date of the initial application of the Act. This provisioning did not affect operating results in the profit and loss account; it had merely served to record such liabilities and related assets on the balance sheet.

Since the obligations will become due in two equal installments on 1 January 2001 and 2011, the easements were assessed at present value. The difference between the value of the easements and the obligation was recorded as prepaid expense.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


In the year under review, detailed studies of the location and quality of the properties showed that the provision should be increased by DM 130.1 million. Under the accounting methodology used, this adjustment, rather than being reported as an expense, merely increases the recorded assets and liabilities. The only consequence is a DM 11.1 million increase in total expense for depreciation and an adjustment of prepaid expenses.

Because of the insignificance of Bewag's shareholdings as a whole in relationship to its financial and income position, the company took advantage of the option in Section 296 Sub-section 2 of the Commercial Code (HGB) and chose not to prepare a CONSOLIDATED ANNUAL STATEMENT.


ACCOUNTING AND VALUATION METHODS


In the balance sheet and the profit and loss account certain items have been combined for the sake of greater clarity; they are shown in greater detail in the notes. Furthermore, in an effort to provide more insight into the company's financial position, a number of items have been added to the balance sheet. The profit and loss account has been drawn up according to the cost-summary method. DM figures shown in the annual statement represent thousands.

Specifically, accounting and valuation are based on the following principles:

ASSETS
Purchased INTANGIBLE ASSETS are valued at their acquisition costs less regular straight-line depreciation.

TANGIBLE ASSETS are assessed at acquisition or production costs. With regard to the cost of self constructed assets, Bewag capitalizes only directly allocable costs. Interest paid on outside capital has been excluded from this item since 1 January 1991. When new tangible assets are added, investment subsidies are deducted from the costs of acquisition or production. Regular depreciation for tangible assets is carried out on a straight-line basis for buildings, and otherwise always at the highest degression rate permissible under taxation law; straight-line depreciation is favoured as soon as this leads to higher annual amounts. Plant for which special depreciation can be claimed under Section 4 of the Development Area Act (FordG) is also depreciated by the straight-line method, as stipulated by law. Depreciation is based on the Federal Minister of Finance's depreciation table for the energy and water supply sector.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


In the year of purchase or production, new plant is depreciated at 75.0 per cent of the normal annual rate.

According to one of the options of Section 6 Sub-section 2 of the Income Tax Act
(EStG), minor assets are depreciated fully in the year of purchase or production.

FINANCIAL ASSETS are valued at acquisition costs. Interest-free loans included in the lendings are discounted to their present value.

If the book value of an asset calculated according to the above principles is greater than its quoted or market value at balance sheet date, the excess over the market value is written off.

INVENTORIES are valued at average acquisition costs, taking into account the lower-of-cost-or-market rule. Deductions are made for inventories subject to long-term storage and thus potentially less suitable for use from an economic point of view. The amounts deducted depend on the rate of turnover for the goods concerned. The procedure was slightly altered in the 1998/99 business year, as amounts deducted have now been limited to a fixed minimum. This has resulted in additions to inventory assets.

With regard to ACCOUNTS RECEIVABLES AND OTHER ASSETS, an appropriate amount is deducted for identifiable single risks. Other risks are taken into account in a general allowance for bad debts and doubtful accounts. Advance payments on receivables for goods and services are offset against electricity supplied but not yet invoiced. Receivables for electricity supplied but not yet invoiced are assessed on the basis of electricity consumption and revenue projections; a differentiated group assessment procedure is applied. Interest-free receivables are discounted according to their terms.

SECURITIES are valued at acquisition cost or at their market price if it is lower.

No use is made of the option right to capitalise debt discount expenses: such expenses are immediately recorded in the profit and loss account.

Provisions for which is a SPECIAL-LOSS ACCOUNT has been created in the DM opening balance sheet of EBAG as at 1 July 1990 and which have been used up are not reported as expenditure in the relevant items of the profit and loss account; instead, the special-loss account is depreciated by the amount of the used provisions.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


SHAREHOLDERS' EQUITY AND LIABILITIES
As they become freely disposable, funds of the SPECIAL RESERVE UNDER SECTION 17 SUB-SECTION 4 OF THE DM-BALANCE SHEET ACT (DMBiLG) are transferred to other revenue reserves. This transfer serves to comply with the current version of the Act, which has been in force since 25 July 1994.

The amounts by which the regular depreciation of tangible assets differs from the increased depreciation under Section 14 of the Berlin Subsidy Act (BerlinFG) and the special depreciation under Section 4 of the Development Area Act (FordG) are disclosed as SPECIAL ITEMS WITH PARTIAL RESERVE CHARACTER, together with the reserve under Section 6b of the Income Tax Act (EStG). While the difference between regular and increased depreciation is always released in accordance with established depreciation procedures, the release of the special depreciation begins at the end of the preferential period.

Tax-free investment bonuses are shown under liabilities as SPECIAL ITEM FOR INVESTMENT BONUSES. The release of this item into income is carried out on a straight-line basis in accordance with the period of use of the subsidised assets.

Unless a shorter term has been agreed upon, CONSTRUCTION COST SUBSIDIES are released into income at an annual rate of 5.0 per cent.

The PROVISIONS FOR PENSIONS AND SIMILAR OBLIGATIONS are formed according to actuarial principles. Fractional values are determined on the basis of an interest rate of 6.0 per cent. One third of the amount to be allocated to these provisions as a result of the application of the new guidelines (1998 Heubeck guidelines), which show increased life expectancy, was set aside in the year under review.

OTHER PROVISIONS reflect all risks and uncertain obligations identifiable according to the principles of most probable estimate. No deduction is made with regard to provisions for early retirement. In addition, a provision for repairs under Section 249 Sub-section 2 of the Commercial Code (HGB) was created on 30 June 1995.

LIABILITIES are reported at their repayment value.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


FOREIGN CURRENCY CONVERSION

Receivables and liabilities in foreign currency are converted at the exchange rate applicable on the date of origin of the claim or liability, unless a fall or rise in the exchange rate makes a devaluation of the claim or an upvaluation of the liability necessary.

CASH-FLOW STATEMENT

In accordance with the 1/1995 statement of the main specialist committee of the Institute of Auditors (IDW) and in compliance with international accounting standards (IAS 7), the flow-of-funds analysis shows payments broken down into cash flow from operations, from investment and from financing activities. Within the flow of funds resulting from operations, cash flow is shown according to DVFA/SG. The balance represents the total change in resources in the course of the business year.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


NOTES ON THE BALANCE SHEET

(1) FIXED ASSETS
     Changes in individual items of fixed assets in the 1998/99 business year, including depreciation, are shown in the "Movements in fixed assets" section.

(2) INTANGIBLE ASSETS
     The two main intangible assets are DM 213.2 million for easements under
     Section 9 of the Land Registry Adjustment Act (GBBerG) and the right of usage for the connection to the Western European grid network, which is valued at DM 142.7 million.

(3) TANGIBLE ASSETS
     Additions and transfers to tangible assets involving completed and fully charged installations amount to DM 588.8 million. The most significant additions were investments made for power transmission and distribution equipment as well as for power plants. As a result of reduced investment activity, the value of advance payments made and installations under construction fell by DM 216.4 million to DM 492.6 million.

(4) FINANCIAL ASSETS
     The decrease in our shares in affiliated companies is due to the depreciation of Bewag Immobilienmanagement GmbH, Berlin to its assessed value. The loan to EAB Fernwarme GmbH, Berlin, which was effected as an equity-replacing loan, has been fully written off.

     Our participations have remained virtually at the previous year's level. Lendings to companies in which we hold participations were to BerlinDat Gesellschaft fur Informationsverarbeitung und Systemtechnik mbH, Berlin, to EFR Europaische Funk-Rundsteuerung GmbH, Berlin, as well as to EUS Energie und Umwelt Service GmbH, Berlin.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


(5) INVENTORIES
     ---------------------------------------------------------------------------
                                  30 JUNE 1999    30 JUNE 1998           CHANGE
                                   DM THOUSAND     DM THOUSAND      DM THOUSAND
     ---------------------------------------------------------------------------
     Raw materials and supplies        154,920         155,681             -761
     ---------------------------------------------------------------------------
     Work in progress for
     public lighting                    12,952          13,170             -218
     ---------------------------------------------------------------------------
     TOTAL                             167,872         168,851             -979
     ---------------------------------------------------------------------------

     The reduction in raw materials and supplies is mainly due to reduced amounts of fuel oil and operating materials as well as to lower prices for coal. On the other hand, changes in assessment procedures led to value deductions on stocks of DM 13.0 million.


(6) RECEIVABLES FOR GOODS AND SERVICES
     ---------------------------------------------------------------------------
                                  30 JUNE 1999    30 JUNE 1998           CHANGE
                                   DM THOUSAND     DM THOUSAND      DM THOUSAND
     ---------------------------------------------------------------------------
     Electricity supplied              412,476         412,814             -338
     ---------------------------------------------------------------------------
     Heat supplied                     107,642         116,748           -9,106
     ---------------------------------------------------------------------------
     Other goods and
     services supplied                   1,998          17,182          -15,184
     ---------------------------------------------------------------------------
     TOTAL                             522,116         546,744          -24,628
     ---------------------------------------------------------------------------

     The decrease in receivables is due largely to changes in the terms of the contract with the state of Berlin regarding construction and maintenance of public street and traffic lighting. The effects of last year's new invoicing procedure for heat supplied also led to a drop in the receivables amount.

     Receivables for electricity and heat supplied include DM 980.4 million in payments on account received for electricity and heat consumed but not yet invoiced (previous year: DM 769.0 million).

     Of the receivables shown here, DM 20,265 thousand (previous year: DM 16,198 thousand) have residual terms of more than one year.

(7) RECEIVABLES FROM AFFILIATED COMPANIES
     Receivables shown here are mainly due from EAB Fernwarme GmbH and from IPH Institut "Pruffeld fur elektrische Hochleistungstechnik" GmbH, Berlin.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


(8)  RECEIVABLES FROM COMPANIES IN WHICH PARTICIPATIONS ARE HELD

         Receivables shown here are largely due from BerlinDat Gesellschaft fur Informationsverarbeitung und Systemtechnik mbH, Berlin and from the gas supply company GASAG Berliner Gaswerke AG, Berlin.


(9)  OTHER ASSETS

         The other assets shown mainly contain DM 36.2 million in receivables for orders and services not yet invoiced, DM 23.8 million in receivables from subsidiary transactions and claims for compensation, DM 8.8 million in advance payments and DM 6.8 million in reimbursements of mineral oil tax.

         Of the other assets, DM 10,819 thousand (previous year: DM 4,191 thousand) have residual terms of more than one year.


(10) SECURITIES

         This item covers mortgage bonds and units.


(11) CHEQUES, CASH ON HAND, ON DEPOSIT WITH DEUTSCHE BUNDESBANK AND POSTBANK, CASH IN OTHER BANK ACCOUNTS

----------------------------------------------------------------------------------------------
                                         30 JUNE 1999         30 JUNE 1998              CHANGE
                                          DM THOUSAND          DM THOUSAND         DM THOUSAND
----------------------------------------------------------------------------------------------
Cheques and cash on hand                          454                  528                 -74
----------------------------------------------------------------------------------------------
Deposits with Deutsche Bundesbank
and Postbank                                      323               21,103             -20,780
----------------------------------------------------------------------------------------------
Cash in other bank accounts                   277,203              205,199              72,004
----------------------------------------------------------------------------------------------
TOTAL                                         277,980              226,830              51,150
----------------------------------------------------------------------------------------------

(12) PREPAID EXPENSES

         Prepaid expenses contain the difference between the nominal value and the present value of the compensation payments under Section 9 of the Land Registry Adjustment Act (GBBerG) - DM 170.6 million - as well as prepayments for taxes, pensions and other prepayments.


(13) SPECIAL-LOSS ACCOUNT UNDER SECTION 17 SUB-SECTION 4 TO THE DM-BALANCE SHEET ACT (DMBiLG)

         DM 6.4 million in provisions related to the special loss account were used in the course of the year under review, and the special loss account was reduced by this amount to a value of DM 358.8 million.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


(14) SUBSCRIBED CAPITAL

          The shareholders' meeting held on 14 December 1998 passed the following resolutions with regard to subscribed capital:

          - doubling the subscribed capital to DM 1,120.0 million from corporate funds,

          - changing over from par-value shares to no-par shares,

          - stating the subscribed capital in euro rather than in DM.

          As a result, the subscribed capital at balance sheet date amounts to euro 572,646,906.94. (DM 1,120,000,000). Bayernwerk AG, Munich, and
          Southern Energy Holding Beteiligungsgesellschaft mbH, Berlin, each hold 26.0 per cent. 23.0 per cent are held by PreussenElektra AG, Hanover, and 25.0 per cent are in scattered ownership. The subscribed capital is distributed in:

          GROUP A SHARES (bearer shares with single voting right) 150,666,800 no-par shares with 150,666,800 votes,

          GROUP B SHARES (registered shares with double voting right) 73,333,200 no-par shares with 146,666,400 votes.

(15) CAPITAL RESERVE

          The capital reserve contains allocations from share premiums and the reserves arising from the Bewag opening balance sheet of 1 April 1949.

(16) REVENUE RESERVES


                                                     30 JUNE 1999    30 JUNE 1998         CHANGE
                                                      DM THOUSAND     DM THOUSAND    DM THOUSAND
          --------------------------------------------------------------------------------------
          Statutory reserve                              899,691          899,691(1)          0
          -------------------------------------------------------------------------------------
          Special reserve under
          Section 17 Sub-section 4 DMBIIG                358,821          365,238(1)     -6,417
          -------------------------------------------------------------------------------------

          Other revenue reserves                       1,029,551        1,532,535      -502,984
          -------------------------------------------------------------------------------------
          Total                                        2,288,063        2,797,464(1)   -509,401

          (1) After adjustment according to Section 26 DMBiIG
          -------------------------------------------------------------------------------------

          The statutory reserve contains DM 875.5 million from an earlier realignment of the capital position of EBAG effected under Section 27 Sub-section 2 of the DM-Balance Sheet Act (DMBiLG).

          Within the scope of the capital increase, an amount of DM 560.0 million in other revenue reserves was transferred into subscribed capital. Furthermore, DM 50.6 million of this year's net income were allocated to the other revenue reserves. In addition, a freely disposable amount of DM 6.4 million was transferred from the special reserve under Section 17 Sub-section 4 of the DM-Balance Sheet Act (DMBiLG) to the other revenue reserves.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


(17) NET PROFIT FOR THE YEAR

         After the allocation of DM 50.6 million of this year's net income of DM
         297.0 million to the other revenue reserves, the net profit for the year is DM 246.4 million.

(18) SPECIAL ITEM WITH PARTIAL RESERVE CHARACTER


--------------------------------------------------------------------------------------------------------------------------------
                                                                 30 June 1999              30 June 1998                   Change
                                                                  DM Thousand               DM Thousand              DM Thousand
--------------------------------------------------------------------------------------------------------------------------------
Increased depreciation under Section 14
of the Berlin Promotion Act (BerlinFG)                                439,956                   511,861                  -71,905
Special depreciation under Section 4
of the Development Area Act (FordG)                                 1,421,727                 1,324,150                   97,577
Reserve under Section 6b of
the Income Tax Act (EstG)                                              22,658                     8,517                   14,141
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                               1,884,341                 1,844,528                   39,813
--------------------------------------------------------------------------------------------------------------------------------

         In the year under review, the DM 8.5 million of last year's reserve under Section 6b of the Income Tax act as well as an additional amount of DM 10.8 million were for the most part transferred to finished buildings.


(19) SPECIAL ITEM FOR INVESTMENT BONUSES

         While DM 26.4 million was allocated to the special item for investment bonuses, the overall reduction in this item results from the release into income of an amount of DM 50.6 million.

(20) CONSTRUCTION COST SUBSIDIES

         DM 46.2 million of construction cost subsidies relate to construction in progress. Of the remainder, DM 421.8 million apply to electricity supply, DM 229.4 million to heat supply and DM 0.3 million to public lighting.

(21) PROVISIONS FOR PENSIONS AND SIMILAR OBLIGATIONS

         The DM 56.4 million increase in these provisions is, among other causes, due to first-time application of the new 1998 Heubeck guidelines and to the indexation of pensions for former staff members.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


(22) OTHER PROVISIONS

--------------------------------------------------------------------------------------------------
                                           30 JUNE 1999         30 JUNE 1998                CHANGE
                                            DM THOUSAND          DM THOUSAND           DM THOUSAND
--------------------------------------------------------------------------------------------------
Easements under Section 9 of the
Land Registry Adjustment Act (GBBerG)         514,691             384,575                130,116
Personnel                                     487,296             442,002                 45,294
Contamination removal                         383,010             388,206(1)              -5,196
Uncertain liabilities for
supplies and services                          47,569              59,254                -11,685
Compensation obligations for property          25,151              25,151(1)                   0
Demolition and dismantling                      5,724               7,999                 -2,275
Sundry                                         70,861              86,238                -15,377
--------------------------------------------------------------------------------------------------
TOTAL                                       1,534,302           1,393,425(1)             140,877

(1) After adjustment according to Section 36 DMBiLG
--------------------------------------------------------------------------------------------------


The provisions for personnel expenses mainly contain provisions for early retirement arrangements, profit-sharing measures, anniversary payments, annual bonus payments, residual holiday entitlement, and, for the first time, for the working time accounts which were introduced along with our new flexible working hours.

The provisions for contamination removal take into account the costs anticipated in the eastern districts of Berlin for the replacement of soil on contaminated properties, the removal and disposal of oil-insulated cables, and soil rehabilitation measures required as a result of leakages of oil-insulated cables on properties owned by third parties. In addition, a deduction of DM 87.1 million has been made with regard to the value of contaminated properties in the area formerly supplied by EBAG.

The provisions for uncertain liabilities arising from supplies and services also contain provisions for contingent losses for future contingent expenditures.

The sundry provisions mainly contain DM 32.3 million for the expected cost of repairs to one of the former main administration buildings, which is classified as a historical monument, as well as obligations arising from discounts and credits.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


(23) LIABILITIES

         The composition and residual terms of our liabilities can be seen in the following table:


     ---------------------------------------------------------------------------------------------
                                               RESIDUAL TERMS
     ---------------------------------------------------------------------------------------------
     TYPE OF LIABILITY               UP TO 1 YEAR        1-5 YEARS      OVER 5 YEARS         TOTAL
                                      DM THOUSAND      DM THOUSAND       DM THOUSAND   DM THOUSAND
     ---------------------------------------------------------------------------------------------
     Liabilities to banks                 116,502          111,997           152,661       381,160
     previous year                        454,817          170,316           233,580       858,713
     ---------------------------------------------------------------------------------------------
     Advanced payments
     received                              78,177               --                --        78,177
     previous year                        127,816               --                --       127,816
     ---------------------------------------------------------------------------------------------
     Liabilities for
     goods and services                   226,746               --                --       226,746
     previous year                        305,481               --                --       305,481
     ---------------------------------------------------------------------------------------------
     Liabilities to
     affiliated companies                     953               --                --           953
     previous year                            786               --                --           786
     ---------------------------------------------------------------------------------------------
     Liabilities to companies in
     which participations are held          5,709               --                --         5,709
     previous year                         12,016               --                --        12,016
     ---------------------------------------------------------------------------------------------
     Other liabilities                    111,313           61,353            28,000       200,666
     previous year                         96,801           61,472            42,400       200,673
     of which-tax liabilities             (46,353)              (-)               (-)      (46,353)
              previous year               (23,445)              (-)               (-)      (23,445)
             -social security
              liabilities                 (21,810)              (-)               (-)      (21,810)
              previous year               (25,341)              (-)               (-)      (25,341)
     ---------------------------------------------------------------------------------------------
     TOTAL LIABILITIES                    539,400          173,350           180,661       893,411
     previous year                        997,717          231,788           275,980     1,505,485
     ---------------------------------------------------------------------------------------------

(24) LIABILITIES TO BANKS

         The reduction of DM 477.6 million largely represents repayments of DM
         468.7 million, DM 333.3 million of which were made in advance of due date. Liabilities to banks also involve DM 31.8 million in loans under
         Section 16 of the Berlin Promotion Act (BerlinFG) and DM 236.1 million in loans under Section 17 of the same Act. In addition we took out a short-term money-market loan of DM 13.1 million.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


(25) ADVANCE PAYMENTS RECEIVED

         The decrease in advance payments is largely attributable to electricity operations and to ancillary operations.

(26) LIABILITIES TO COMPANIES IN WHICH PARTICIPATIONS ARE HELD

         These liabilities are almost entirely to the gas supply company GASAG Berliner Gaswerke AG, Berlin and to the energy and environmental service company EUS Energie and Umwelt Service GmbH, Berlin.

(27) OTHER LIABILITIES

         The DM 200.7 million of this item include in addition to liabilities arising from taxes and social security commitments an investment loan of DM 100.0 million from an insurance company.

(28) DEFERRED INCOME

         This amount represents almost exclusively an amount paid at the beginning of a refrigeration supply contract; it is being amortised according to schedule.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


NOTES ON THE PROFIT AND LOSS ACCOUNT

(29) SALES REVENUE

    ------------------------------------------------------------------------------
    BREAKDOWN BY                         1998/99         1997/98            Change
    AREA OF ACTIVITY                 DM thousand     DM thousand       DM thousand
    ------------------------------------------------------------------------------
    Electricity supply                 2,972,231       3,081,755          -109,524
    ------------------------------------------------------------------------------
    Electricity tax                       46,948               -            46,948
    ------------------------------------------------------------------------------
                                       3,019,179       3,081,755           -62,576
    ------------------------------------------------------------------------------
    Heat supply                          850,638         822,837            27,801
    ------------------------------------------------------------------------------
    Public lighting                       31,761          55,135           -23,374
    ------------------------------------------------------------------------------
    TOTAL                              3,901,578       3,959,727           -58,149
    ------------------------------------------------------------------------------

     There was a decrease of 3.6 per cent in sales revenue from the supply of electricity (excluding electricity tax). The discrepancy between this figure and the 0.3 per cent increase in the quantity of electricity sold is mainly due to price reductions for key-account and special-contract customers, to contract changes among high and medium-voltage customers in connection with the general pricing and contract reform of 1 October 1997, and to the decline in our commercial customer rates as of 1 April 1999.

     The electricity tax was introduced on 1 April 1999 as part of the first stage of the ecological tax reform. Electricity suppliers are obligated to collect this tax from their customers and transfer it to the taxation authorities. This item therefore shows sales revenue which is offset by an equal amount of expenditure.

     The rise in sales revenue from the supply of heat is mainly due to the strong increase in the amount of heat supplied as a result of the weather conditions and of a slight increase in the thermal output capacity sold.

     The drop in revenue in the area of public lighting is the result of price reductions granted to the state of Berlin for the operation and maintenance of street and traffic lighting.

(30) INVENTORY CHANGES AND OTHER INTERNALLY PRODUCED AND CAPITALISED ASSETS

    ------------------------------------------------------------------------------
                                1998/99         1997/98            Change
                            DM thousand     DM thousand       DM thousand
    ------------------------------------------------------------------------------
    Changes in amount of work
    in progress for public
    lighting                       -219          -4,759             4,540
    ------------------------------------------------------------------------------
    Other internally produced
    and capitalised assets       46,297          54,236            -7,939
    ------------------------------------------------------------------------------
    TOTAL                        46,078          49,477            -3,399
    ------------------------------------------------------------------------------

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


(31) OTHER OPERATING INCOME

     ----------------------------------------------------------------------------------------
                                                       1998/99         1997/98         CHANGE
                                                   DM THOUSAND     DM THOUSAND    DM THOUSAND
     ----------------------------------------------------------------------------------------
     Income from the release of special items
     with partial reserve character                    110,057          80,778         29,279
     for investment bonuses                             50,593          55,032         -4,439
     ----------------------------------------------------------------------------------------
     Sundry operating income                           201,246         163,196         38,050
     ----------------------------------------------------------------------------------------
     TOTAL                                             361,896         299,006         62,890
     ----------------------------------------------------------------------------------------

     The income from the release of special items with partial reserve character is attributable to the release of DM 71.9 million due to additional tax depreciation made in earlier years under Section 14 of the Berlin Promotion Act (BerlinFG) of DM 18.9 million due to special depreciation made in previous years under Section 4 of the Development Area Act (FordG), and of DM 19.3 million from the transfer of the reserve under Section 6b of the Income Tax Act (EStG).

     The sundry operating income includes DM 33.4 million in income from the sale of properties and buildings, DM 27.9 million in refunds for changes made to our distribution installations at the request of third parties, DM
     26.3 million from repairs and other services, DM 24.4 million from claim adjustments, DM 10.5 million from rentals and leases as well as DM 10.3 million in income from the release of provisions.

(32) COST OF MATERIALS

     ----------------------------------------------------------------------------------------
                                                       1998/99         1997/98         CHANGE
                                                   DM THOUSAND     DM THOUSAND    DM THOUSAND
     ----------------------------------------------------------------------------------------
     Expenditure for raw materials and
     suppliers and for purchased goods                  864,368        938,987        -74,619
     of which - fuel                                   (483,469)      (524,184)      (-40,715)
              - power                                  (289,956)      (304,566)      (-14,610)
     ----------------------------------------------------------------------------------------
     Expenditure for purchased services                 213,667        288,627        -74,960
     ----------------------------------------------------------------------------------------
     TOTAL                                            1,078,035      1,227,614       -149,579
     ----------------------------------------------------------------------------------------

     The reduction in expenditure for fuel is due mainly to a structural shift in our use of fuel from relatively expensive fuel oil to less costly hard coal. In addition, lower prices for natural gas and coal have also helped us cut expenditure.

     We were able to reduce expenditure for purchases of electricity by increasing our own production.

     The decrease in expenditure for purchased services is mainly due to savings in maintenance. In the business year 1998/99, all amounts paid for the use of third-party electricity lines are, for the first time, reported under expenditure for purchased services. In order to adjust previous-year figures accordingly, DM 10.9 million and DM 0.1 million have been shifted from the figure for purchased power and from sundry operating expenses respectively. This reclassification is intended to give a better idea of the company's expenses.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES


(33) PERSONNEL EXPENSES



     ------------------------------------------------------------------------------------------
                                                          1998/99         1997/98        CHANGE
                                                      DM THOUSAND     DM THOUSAND   DM THOUSAND
     ------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------
     Wages and salaries                                  902,414          896,403         6,011
     ------------------------------------------------------------------------------------------
     Social security contributions and
     expenditure for pensions and benefits               294,340          263,442        30,898
     of which payments for pensions                     (131,592)         (93,900)      (37,692)
     ------------------------------------------------------------------------------------------
     TOTAL                                             1,196,754        1,159,845        36,909
     ------------------------------------------------------------------------------------------

     The increase in wages and salaries-with lower average numbers of staff-is mainly the result of the new provisions created to cover employee working time accounts and working time credit balances resulting from the new working time accounts and working time credit balances resulting from the new working time model, and of the increased need for provisioning for early retirement arrangements and part-time arrangements for older employees.

     Expenditure for pensions increased mainly due to the application of the amended 1998 Heubeck guidelines, and because of the indexation of pension payments for retired staff members.

(34) DEPRECIATION

     Depreciation of tangible and intangible assets can be seen in the "Movements in fixed assets" overview. It includes extraordinary depreciation of DM 8.7 million for deposits on tangible assets and DM 2.8 million for intangible assets, as well as DM 53.4 million in extraordinary depreciation on tangible assets. This item also includes DM 6.4 million in depreciation on the special-loss account and DM 19.3 million in depreciation from the transfer of the reserve under Section 6b of the Income Tax Act (EStG).

(35) OTHER OPERATING EXPENSES

     ------------------------------------------------------------------------------------------
                                                         1998/99          1997/98        CHANGE
                                                     DM THOUSAND      DM THOUSAND   DM THOUSAND
     ------------------------------------------------------------------------------------------
     Allocation to special items with
     partial reserve character                           149,869          161,711       -11,842
     ------------------------------------------------------------------------------------------
     Franchise fee                                       210,311          204,366         5,945
     ------------------------------------------------------------------------------------------
     Electricity tax                                      47,290                -        47,290
     ------------------------------------------------------------------------------------------
     Other taxes                                           9,597            6,713         2,884
     ------------------------------------------------------------------------------------------
     Sundry operating expenses                           418,726          413,732         4,994
     ------------------------------------------------------------------------------------------
     TOTAL                                               835,793          786,522        49,271
     ------------------------------------------------------------------------------------------

     Allocations to special items with partial reserve character consist of DM
     116.5 million in special depreciation under Section 4 of the Development Area Act (FordG) and a reserve of DM 33.4 million under Section 6b of the Income Tax Act (EStG).

     BEWAG AG
     BUSINESS YEAR 1998/1999
     (Unaudited)

     NOTES


     The higher franchise fee is based on the increase stipulated in the franchise contract with the state of Berlin, which came into effect on 1 January 1999.

     Sundry operating expenses especially include DM 92.9 million in outside services for the administration and marketing departments, DM 41.4 million for data center services rendered by BerlinDat Gesellschaft fur Informationsverarbeitung und Systemtechnik mbH, Berlin, DM 35.4 million in rent and lease payments, DM 21.2 million in insurance premiums, DM 19.3 million in depreciation on receivables and other assets as well as DM 17.0 million for the purchase of materials for the administration and marketing departments. The main components of the item which are unrelated to this accounting period are DM 11.8 million in losses from the retirement of assets and DM 10.3 million in retroactive rate adjustments for heat.

     The electricity tax reported here contains -- in addition to the amounts collected from customers -- DM 0.3 million in tax arising from our own consumption.

     To give a better idea of the company's expenses, all other taxes are now being reported in this item. The previous-year figure has been adjusted accordingly.

(36) INCOME FROM FINANCIAL ASSETS

-----------------------------------------------------------------------------------------
                                                   1998/99         1997/98         CHANGE
                                               DM THOUSAND     DM THOUSAND    DM THOUSAND
-----------------------------------------------------------------------------------------
Income from companies in which
participations are held of which                   9.604          5.720          3.884
from affiliated companies                         (3.489)        (2.993)          (496)
-----------------------------------------------------------------------------------------
Income from other securities and from
lending of financial assets of which               2.405          1.693            712
from affiliated companies                         (1.535)          (716)          (819)
-----------------------------------------------------------------------------------------
Depreciation on financial assets
and securities                                   -24.572        -23.541         -1.031
-----------------------------------------------------------------------------------------
Expenses for losses transferred                     -679            -53           -626
-----------------------------------------------------------------------------------------
TOTAL                                            -13.242        -16.181          2.939
-----------------------------------------------------------------------------------------


     Income from companies in which participations are held consists largely of the 1998 dividends and corporation tax credits received for BerlinDat Gesellschaft fur Informationsverarbeitung und Systemtechnik mbH, Berlin, and for Fernheizwerk Neukolln AG, Berlin.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)
NOTES


     Depreciation on financial assets and securities covers mainly write off of loans to EAB Fernwarme GmbH, Berlin (DM 22.0 million) and to EUS Energie und Umwelt Service GmbH, Berlin (DM 0.5 million). The item also includes write off to their assessed value of Bewag Immobilienmanagement GmbH, Berlin (DM 1.2 million) and Berliner Energieagentur GmbH, Berlin (DM 0.1 million).

     The expenses for losses transferred result entirely from the losses incurred in the 1998 business year by DEPOGAS-Gesellschaft zur Gewinnung und Verwertung von Deponiegasen mbH, Berlin.

(37) NET INTEREST INCOME

     ---------------------------------------------------------------------------
                                              1998/99       1997/98       Change
                                          DM thousand   DM thousand  DM thousand
     ---------------------------------------------------------------------------
     Other interest and similar income       18,912        27,180       -8,268
     of which from affiliated companies        (449)           (-)        (449)
     ---------------------------------------------------------------------------
     Interest and similar expenditure       -48,116       -78,737       30,621
     ---------------------------------------------------------------------------
     TOTAL                                  -29,204       -51,557       22,353
     ---------------------------------------------------------------------------

     The reduction in other interest and similar income is mainly due to the lower total average of financial investments.

     The decline in interest and similar expenditure is largely the result of reduced average holdings in long-term loans.

(38) TAXES ON INCOME AND REVENUE

     The increase in taxes on income and revenue is attributable to a rise in taxable income and on the increase in the trade tax coefficient.

     All other taxes are now being reported under other operating expenses.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES

UNBUNDLING

     The new Energy Industry Act (EnWG) implementing the European Electricity Guideline in Germany came into force on 29 April 1998. One of the stipulations of section 9 of the act is the so-called "unbundling" of accounting processes in integrated electricity supply companies. This means that for accounting purposes the activities of the company must be separated into generation, transmission and distribution, and non-electricity activities.

     From a bookkeeping point of view, Bewag has based its unbundling process on a profit-center concept with the following structure:

     - Our operative business has been regrouped into centers for marketing and electricity trading, customer service, networks, generation, and heating. There are also super-ordinate central divisions, which are responsible for tasks in the service area and in the area of corporate management and control. Internally rendered services are assessed on the basis of market-related prices.

     - The centers for generation, marketing and electricity trading and customer service constitute generation and other electricity activities.

     - The electricity networks activity consists of the transmission and distribution activities of the networks center, which is essentially responsible for transport functions. The distinction between transmission and distribution is made at 110 Kilovolt. On the basis of the so-called "forwarder model," the networks center fulfills only a forwarding service and is not the buyer of the power produced by the generation center.

     - Non-electricity activities are the central areas and the heating center. Management functions such as controlling, finance planning and accounting are based on the concept of a national holding company.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

BALANCE SHEET AS AT 30 JUNE 1999 (Unaudited)      Generation and
                                              other electricity-             Electricity    Non-electricity
                                              related activities                networks         activities                Total
ASSETS                                               DM thousand             DM thousand        DM thousand          DM thousand
================================================================================================================================
FIXED ASSETS
--------------------------------------------------------------------------------------------------------------------------------
Intangible assets                                          5,928                  248,501           141,731              396,160
Tangible assets                                        2,356,465                2,865,626         1,511,733            6,733,824
Financial assets                                              --                       --           848,312              848,312
================================================================================================================================
                                                       2,362,393                3,114,127(1)      2,501,776            7,978,296
================================================================================================================================
CURRENT ASSETS
--------------------------------------------------------------------------------------------------------------------------------
Inventories                                              137,644                   23,514             6,714              167,872
Accounts receivable and other assets
  Receivables for goods and services                     412,476                    1,997           107,643              522,116
  Receivables from affiliated companies and
  from companies in which participations are held          2,101                        6             5,523                7,630
  Other assets                                            25,937                   27,759            37,340               91,036
Securities                                                    --                       --           184,295              184,295
Cheques, cash on hand, on deposit with Deutsche
Bundesbank and Postbank, cash in other bank accounts          --                       --           277,980              277,980
================================================================================================================================
                                                         578,158                   53,276           619,495            1,250,929
================================================================================================================================

================================================================================================================================
PREPAID EXPENSES                                           5,112                   84,982            95,121              185,215
================================================================================================================================
SPECIAL-LOSS ACCOUNT                                      24,769                  133,335           200,717              358,821
================================================================================================================================
                                                       2,970,432                3,385,720         3,417,109            9,773,261
================================================================================================================================

SHAREHOLDERS' EQUITY AND LIABILITIES
================================================================================================================================
EQUITY
--------------------------------------------------------------------------------------------------------------------------------
Subscribed capital and reserves                        1,053,092                1,200,322         1,211,449            3,464,863
Balance of capital netting                               150,250                  196,897          -347,147                   --
Net profit for the year                                  129,365                   63,717            53,318              246,400
================================================================================================================================
                                                       1,332,707                1,460,936           917,620            3,711,263
================================================================================================================================
SPECIAL ITEMS WITH PARTIAL RESERVE CHARACTER             633,327                  769,472(2)        481,542            1,884,341
================================================================================================================================
SPECIAL ITEM FOR INVESTMENT BONUSES                      237,304                   54,677            94,565              386,546
================================================================================================================================
CONSTRUCTION COST SUBSIDIES                                   --                  465,486           232,225              697,711
================================================================================================================================
PROVISIONS
--------------------------------------------------------------------------------------------------------------------------------
Provisions for pensions and similar obligations          190,956                   99,694           173,559              464,209
Provisions for taxes                                          --                       --           189,882              189,882
Other provisions                                         295,722                  489,117           749,463            1,534,302
================================================================================================================================
                                                         486,678                  588,811         1,112,904            2,188,393
================================================================================================================================
LIABILITIES
--------------------------------------------------------------------------------------------------------------------------------
Liabilities to banks                                          --                       --           381,160              381,160
Advance payments received                                 49,070                   27,125             1,982               78,177
Liabilities for goods and services                       192,388                   12,645            21,713              226,746
Liabilities to affiliated companies and
to companies in which participations are held              5,317                      375               970                6,662
Other liabilities                                         33,550                    6,187           160,929              200,666
================================================================================================================================
                                                         280,325                   46,332           566,754              893,411
================================================================================================================================
DEFERRED INCOME                                               91                        6            11,499               11,596
================================================================================================================================
                                                       2,970,432                3,385,720         3,417,109            9,773,261
================================================================================================================================
(1) Including a transfer of DM 853,534 thousand
(2) Including a transfer of DM 220,078 thousand

        The accompanying notes are an integral part of these statements.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

PROFIT AND LOSS ACCOUNT FOR 1998/99



                                        Generation and
                                    other electricity-             Electricity              Non-electricity
                                    related activities                networks                   activities                Total
                                           DM thousand             DM thousand                  DM thousand          DM thousand
--------------------------------------------------------------------------------------------------------------------------------
SALES REVENUE                               2,980,300 (1)              70,640 (2)                   850,638            3,901,578
--------------------------------------------------------------------------------------------------------------------------------
Inventory changes and other
internally produced and
capitalised assets                              2,903                  29,902                        13,273               46,078
Other operating income                        143,113                  88,970                       129,813              361,896
Income resulting from netting
with other activities                         585,967               1,160,979 (3)                   549,185            2,296,131
Cost of materials                            -914,724                 -85,132                       -78,179           -1,078,035
Personnel expenses                           -490,116                -260,191                      -446,447           -1,196,754
Depreciation                                 -314,687                -197,640 (4)                  -159,119             -671,446
Other operating expenses                     -156,686                -371,396                      -307,711             -835,793
Expenditure resulting from
netting with other activities              -1,577,506                -313,333                      -405,292           -2,296,131
Income from financial assets                       --                      --                       -13,242              -13,242
Net interest income                               914                     -11                       -30,107              -29,204
================================================================================================================================
RESULT OF ORDINARY ACTIVITIES                 259,478                 122,788                       102,812              485,078
--------------------------------------------------------------------------------------------------------------------------------
Taxes on income and revenue                  -100,607                 -47,608                       -39,863             -188,078
================================================================================================================================
NET INCOME FOR THE YEAR                       158,871                  75,180                        62,949              297,000
--------------------------------------------------------------------------------------------------------------------------------
Allocations to other revenue
reserves                                      -29,506                 -11,463                        -9,631              -50,600
================================================================================================================================
NET PROFIT FOR THE YEAR                       129,365                  63,717                        53,318              246,400
================================================================================================================================
(1) Reclassification to sales revenue for electricity operations

    DM 2,980,300 thousand in sales revenue for generation and other electricity-related activities

    -DM 46,948 thousand in electricity tax

    +DM 38,879 thousand for construction cost subsidies (included under sales revenue, electricity networks)
--------------------------------------------------------------------------------
    DM 2,972,231 thousand sales revenue for electricity operations

(2) Of which: for public lighting                        DM 31,761 thousand

(3) Of which: third-party access fees
    from internal offsetting                             DM 1,015,504 thousand

(4) Of which: transfer                                   DM 20,811 thousand

        The accompanying notes are an integral part of these statements.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

EXPLANATIONS
     Balance sheet and profit and loss account items are normally directly linked to individual activities. However, in cases where there is only an indirect connection or where a further splitting of accounts would be overly complicated, assignment to a particular item has been based on classification according to appropriate sectors. The results of the notional holding, which for the most part involve expenditure, have been fully spread over the various operative divisions.

     The starting balance sheet equity has been distributed among the activities in a ratio proportional to the balance sheet total. This ensures that all areas have the same capital ratio.

     We have not shown the development of fixed assets for individual activities. Asset movements with regard to technical installations correspond largely to the asset movements of the overall company.

     Because of this year's first-time compliance with unbundling requirements, we have dispensed with previous-year figures.

MAJOR TRANSACTIONS
     Under Section 9 Sub-section 4 of the Energy Industry Act (EnWG), major transactions with affiliated or associated companies as well as with companies belonging to the same shareholders must be reported. In the course of the 1998/99 business year, Bewag conducted major transactions in the sense covered by the act on the basis of the following contracts with its business partners:

     - contract dated 23 May 1986 and 25 November 1988 with GASAG Berliner Gaswerke AG, Berlin and Ruhrgas Aktiengesellschaft, Essen, covering the purchase of natural gas for the Lichterfelde combined heat and power plant;

     - contract dated 1 October 1991 with PreussenElektra AG, Hanover and VEAG Vereinigte Energiewerke AG, Berlin, covering the operation, maintenance and use of the Helmstedt-Wolmirstedt-Berlin 380-kilovolt double line. The contract covers a period of 50 years from the date of completion of the double line (7 December 1994);

     - contract dated 1 October 1991 with PreussenElektra AG, Hanover, covering the exchange of electricity begun on 7 December 1994. This contract has an initial term of 20 years;

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

     - contract dated 30 March 1995 with VEAG Vereinigte Energiewerke AG, Berlin, covering cooperation in the field of electricity operations and including provisions regarding cooperation in the operation of their high-voltage networks. This contract, which became effective on 1 April 1995, has an initial expiry date of 31 March 2015;

     - contract dated 23 June 1995 with GASAG Berliner Gaswerke AG, Berlin, Verbundnetz Gas AG, Leipzig, Ruhrgas AG, Essen, and Brigitta Erdgas und Erdol GmbH, Hanover, covering the delivery of natural gas for the Lichtenberg, Mitte and Klingenberg combined heat and power plants and, under certain conditions, for the Buch plant. Deliveries under this contract began on 1 October 1995 and are initially due to continue until 30 September 2009;

     - contract dated 14 July/4 September 1998 with GASAG Berliner Gaswerke AG, Berlin, and Ruhrgas AG, Essen, covering deliveries of gas for the Lichterfelde combined heat and power plant from 1 January 1999 to 31 December 2000;

     - contract dated 1 February/5 March 1999 with GASAG Berliner Gaswerke AG, Berlin, covering deliveries of gas for small-sized power plants between 1 January 1999 and 1 January 2004.


     PreussenElektra AG, Hanover, -- because of the interest it has in Bewag together with Bayernwerk AG, Munich, and Southern Energy Holding Beteiligungsgesellschaft mbH, Berlin -- is an affiliated company.

     GASAG Berliner Gaswerke AG, Berlin, is one of Bewag's associated companies: at balance sheet date, Bewag held 24.99 per cent of the capital stock of this company.

     And finally, both PreussenElektra AG, Hanover, and Bayernwerk AG, Munich, own more than 20 per cent of the capital stock of VEAG Vereinigte Energiewerke AG, Berlin. This means that the same shareholders hold significant amounts of stock in both this company and Bewag.

     In an analogue application of Section 286 Sub-section 3 of the Commercial Code (HGB), we have not shown details of other existing business relationships.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

SUPPLEMENTARY INFORMATION

EFFECTS OF VALUATION CHANGES AND TAX REGULATIONS ON THE REPORTED NET INCOME

     Changes in the assessment of inventories and the first-time application of the new 1998 Heubeck guidelines in the calculation of provisions for pension have resulted in a revenue balance of DM 0.4 million. However, these measures have no effect on the net income for the year, as they are compensated by an equal amount in special depreciation.

     On the basis of the balance of allocations and releases of special items with partial reserve character, and the associated effect this has on tax expenditure and on other expenditure dependent on profits and dividends, the net income declared for the year is approximately DM 28 million lower than the amount which would otherwise have been declarable.

     The future revenue tax burden arising from the release of special items with partial reserve character will depend on the tax rates applicable at the time.

OTHER FINANCIAL OBLIGATIONS

     Future capital expenditure already approved by the Supervisory Board and maintenance work needing to be done in the coming years represent purchase commitments of approximately DM 515 million (previous year: DM 650 million). This amount consists mainly of capital expenditure for repairs and for the extension of our electricity and heat generating and distribution installations.

     The cash value of payment obligations arising from long-term rental and leasing agreements is approximately DM 351 million (previous year: DM 358 million).

     There are approximately DM 303 million (previous year: DM 149 million) in other discounted financial obligations, including approximately DM 76 million (previous year: DM 112) relating to affiliated companies. This also includes the amount for the 6.58 per cent increase in our participation in GASAG Berliner Gaswerke AG, Berlin, which took place on 2 July 1999.

     Fuel and power supplies are secured by long-term contracts.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

SHARE OWNERSHIP UNDER SECTION 285 NO. 11 OF THE
COMMERCIAL CODE (HGB)

--------------------------------------------------------------------------------
NAME AND LOCATION                       SHARE IN         EQUITY ON          1998
OF THE COMPANY                           CAPITAL       31 DEC 1998        RESULT
                                               %       DM THOUSAND   DM THOUSAND
--------------------------------------------------------------------------------
DEPOGAS-Gesellschaft zur Gewinnung
und Verwertung von Deponiegasen mbH,
Berlin (1)                                100.00                 0             0
--------------------------------------------------------------------------------
EAB Fernwarme GmbH, Berlin (2)            100.00                 0       -39,490
--------------------------------------------------------------------------------
Bewag Immobilienmanagement GmbH,
Berlin                                    100.00               348          -855
--------------------------------------------------------------------------------
IPH Institut "Pruffeld fur elektrische
Hochleistungstechnik" GmbH, Berlin        100.00            15,105        -1,654
--------------------------------------------------------------------------------
Bewag Energiemanagement GmbH,
Berlin                                    100.00               672           179
--------------------------------------------------------------------------------
FHW Fernheizwerk Neukolin
Aktiengesellschaft, Berlin                 75.22            26,106         3,695
--------------------------------------------------------------------------------
EAVV Energie Assekuranz Versicherungs
Vermittlungs GmbH, Berlin                  60.00               423           323
--------------------------------------------------------------------------------
ARGE Energiesparpartnerschaft
Bewag/Landis & Gyr GbR, Berlin             50.00               895        -1,212
--------------------------------------------------------------------------------
BerlinDat Gesellschaft fur
Informationsverarbeitung und
Systemtechnik mbH, Berlin (3)              50.00             8,115         6,115
--------------------------------------------------------------------------------
BEG, Berliner Energieagentur GmbH, Berlin  33.33             3,024          -348
--------------------------------------------------------------------------------
EFR Europaische Funk-Rundsteuerung
GmbH, Berlin                               30.00                 0          -946
--------------------------------------------------------------------------------
EBH Energie-Beteiligungsholding
GmbH, Dortmund                             25.00           549,682          -578
--------------------------------------------------------------------------------
EUS Energie und Umwelt Service
GmbH, Berlin                               25.00               712           644
--------------------------------------------------------------------------------
GASAG Berliner Gaswerke AG, Berlin         24.99           849,840       -89,425
(1) There is a profit and loss transfer contract with the company.
(2) The company was granted an equity-replacing loan in December 1998.
(3) The business year ended on 30 September 1998.
--------------------------------------------------------------------------------

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

LIABILITY
     Of the liabilities for sureties, which total DM 24.8 million (previous year: DM 22.1 million), DM 19.6 million represent sureties for loans of EAB Fernwarme GmbH, Berlin, DM 2.1 million for loans of IPH Institut "Pruffeld fur elektrische Hochleistungstechnik" GmbH, Berlin, DM 1.7 million for loans of DEPOGAS-Gesellschaft zur Gewinnung und Verwertung von Deponiegasen mbH, Berlin, and DM 1.4 million for loans of Berliner Energiemanagement GmbH, Berlin.

     There are also guarantees worth DM 30.2 million for affiliated companies (previous year: DM 17.2 million, of which DM 15.9 million for affiliated companies). In view of current court decisions, all guarantees which are subject to reporting have been reassessed vis-a-vis the previous business year.

NOTIFICATION OF PARTICIPATION
     In accordance with Section 20 Sub-section 1 of the German Stock Corporation Act, Bewag was notified by the Southern Company, Atlanta, on behalf of Southern Energy Holding Beteiligungsgesellschaft mbH, Berlin, in a letter of 6 October 1997, and by Bayernwerk AG, Munich in a letter of 13 January 1998, that each of these two companies owns more than 25 per cent of Bewag stock.

AVERAGE PERSONNEL LEVEL IN THE BUSINESS YEAR
     EMPLOYEES (excluding apprentices)

     ---------------------------------------------------------------------
                                 1998/99          1997/98           CHANGE
     Craftsmen                   3,306              3,563             -257
     ---------------------------------------------------------------------
     Technical staff             3,196              3,224              -28
     ---------------------------------------------------------------------
     Commercial staff            2,185              2,241              -56
     ---------------------------------------------------------------------
     TOTAL                       8,687              9,028             -341
     ---------------------------------------------------------------------

DETAILS OF THE COMPANY'S CORPORATE GOVERNANCE
     Members of Bewag's Supervisory Board and Board of Management are listed on Appendix I to these notes.

     For the 1998/99 business year, the total remuneration of the Board of Management was DM 4,268,748 (previous year: DM 5,248,310) and the remuneration for members of the Supervisory Board totalled DM 514,000 (previous year: DM 957,250).

     A total of DM 2,638,693 (previous year: DM 2,519,819) was paid to former members of the Board of Management and their surviving families; a total of DM 31,310 thousand (previous year: DM 23,608 thousand) was allocated as provision for pension obligations to this group of persons.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

DISTRIBUTION OF THE BALANCE SHEET PROFIT

     We propose that the balance sheet profit of DM 246,400,000 be used to pay a dividend on the capital stock of euro 572,646,906.94, or DM 1,120,000,000.

     Berlin, 1 September 1999

     BEWAG AKTIENGESELLSCHAFT
     The Board of Management

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

MOVEMENTS IN FIXED ASSETS


                                          ACQUISITION OR PRODUCTION COSTS
                                                  IN DM THOUSAND
--------------------------------------------------------------------------------------------------------------------
                                         STATUS                                                               STATUS
                                    1 July 1998       Additions         Transfers         Disposals     30 June 1999

--------------------------------------------------------------------------------------------------------------------
INTANGIBLE ASSETS
--------------------------------------------------------------------------------------------------------------------
Industrial property rights and
similar rights and assets               451,215          71,012            13,557             3,923          531,861
--------------------------------------------------------------------------------------------------------------------
Advance payments                         16,995          15,028            -6,887             4,401           20,735
--------------------------------------------------------------------------------------------------------------------
                                        468,210          86,040             6,670             8,324          552,596
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
TANGIBLE ASSETS
--------------------------------------------------------------------------------------------------------------------
Real estate, rights equivalent
to real estate and buildings,
including buildings on third
party land property                   3,071,450(5)       16,178            43,927            27,042        3,104,513
--------------------------------------------------------------------------------------------------------------------
Power plant installations             5,860,817          28,306            74,252            13,973        5,949,402
--------------------------------------------------------------------------------------------------------------------
Electricity transmission and
distribution installations            5,499,947          85,266(1)        243,621            44,369(1)     5,784,465
--------------------------------------------------------------------------------------------------------------------
District heating distribution
installations                         2,269,725          14,049            41,856             4,268        2,321,362
--------------------------------------------------------------------------------------------------------------------
Other installations, operating
and business equipment                  427,540          17,028(2)         24,321            61,057(2)       407,832
--------------------------------------------------------------------------------------------------------------------
Advance payments and installations
under construction                      708,973         258,886          -434,647            40,651          492,561
--------------------------------------------------------------------------------------------------------------------
                                     17,838,452         419,713            -6,670           191,360       18,060,135
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
--------------------------------------------------------------------------------------------------------------------
Shares in affiliated companies           88,626               -                 -                 -           88,626
--------------------------------------------------------------------------------------------------------------------
Loans to affiliated companies            14,400          24,600                 -             1,000           38,000
--------------------------------------------------------------------------------------------------------------------
Participations                          768,370               1                 -             1,500          766,871
--------------------------------------------------------------------------------------------------------------------
Loans to companies
in which participations are held         19,493             590                 -             7,000           13,083
--------------------------------------------------------------------------------------------------------------------
Other loans                               3,071             188                 -                45            3,214
--------------------------------------------------------------------------------------------------------------------
                                        893,960          25,379                 -             9,545          909,794
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
FIXED ASSETS                         19,200,622         531,132                 -           209,229       19,522,525
--------------------------------------------------------------------------------------------------------------------
(1) Including minor assets DM 13,753 thousand
(2) Including minor assets DM 4,557 thousand
(5) After adjustment according to Section 36 of the DM-Balance Sheet Act (DMBiLG)

        The accompanying notes are an integral part of these statements.

BEWAG AG
BUSINESS YEAR 1998/1999
(Unaudited)

NOTES

MOVEMENTS IN FIXED ASSETS


                                     ACCUMULATED DEPRECIATION
                                               in DM thousand                                         NET BOOK VALUES
                                                                                                      in DM thousands
------------------------------------------------------------------------------------------------------------------------
     Status                                                 Reinstated          Status         Status          Status
1 July 1998      Additions   Transfers   Disposals      depreciations     30 June 1999   30 June 1999    30 June 1998
------------------------------------------------------------------------------------------------------------------------
    137,232       22,305           711       3,812                 --          156,436        375,425         313,983
------------------------------------------------------------------------------------------------------------------------
         --        2,807            --       2,807                 --               --         20,735          16,995
------------------------------------------------------------------------------------------------------------------------
    137,232       25,112           711       6,619                 --          156,436        396,160         330,978
------------------------------------------------------------------------------------------------------------------------
    986,686      133,480           500       7,768                 --        1,112,898      1,991,615       2,084,764(5)
------------------------------------------------------------------------------------------------------------------------
  4,769,544      196,135         2,135      10,182                 --        4,957,632        991,770       1,091,273
------------------------------------------------------------------------------------------------------------------------
  3,340,580      178,764(1)      6,254      42,406(1)              --        3,483,192      2,301,273       2,159,367
------------------------------------------------------------------------------------------------------------------------
  1,379,460       83,236           501       2,960                 --        1,460,237        861,125         890,265
------------------------------------------------------------------------------------------------------------------------
    341,171       39,549(2)    -10,101      58,267(2)              --          312,352         95,480          86,369
------------------------------------------------------------------------------------------------------------------------
         --        8,754            --       8,754                 --               --        492,561         708,973
------------------------------------------------------------------------------------------------------------------------
 10,817,441      639,918          -711     130,337                 --       11,326,311      6,733,824       7,021,011
------------------------------------------------------------------------------------------------------------------------
     30,506        1,153            --          --                 --           31,659         56,967          58,120
------------------------------------------------------------------------------------------------------------------------
         --       22,000            --          --                 --           22,000         16,000          14,400
------------------------------------------------------------------------------------------------------------------------
      8,823           89            --       1,501                150            7,261        759,610         759,547
------------------------------------------------------------------------------------------------------------------------
         --          500            --          --                 --              500         12,583          19,493
------------------------------------------------------------------------------------------------------------------------
         78(3)        --            --          16(4)              --               62          3,152           2,993
------------------------------------------------------------------------------------------------------------------------
     39,407       23,742            --       1,517                150           61,482        848,312         854,553
------------------------------------------------------------------------------------------------------------------------
 10,994,080      688,772            --     138,473                150       11,544,229      7,978,296       8,206,542
------------------------------------------------------------------------------------------------------------------------
(1) Including minor assets DM 13,753 thousand
(2) Including minor assets DM 4,557 thousand
(3) Discount of interest
(4) Accumulation of interest because of retirement disposal
(5) After adjustment according to Section 36 of the DM-Balance Sheet Act (DMBiLG)

        The accompanying notes are an integral part of these statements.

Corporate governance
Business year 1998/1999
(unaudited)

                                   Appendix I


as of 30 June 1999            SUPERVISORY BOARD                                 RITA KUHNER-PRZEWOSNIK
                                                                                Head of employee communications
                              BARNEY S. RUSH                                    Bewag,
                              Chairman                                          Berlin

                              President of Southern Energy Development
                              Europe Ltd.,
                              London                                            DR. OTTO MAJEWSKI
                                                                                Chairman of the Board of Management of
                              ERNST-OTTO KOCK                                   Bayernwerk Aktiengesellschaft,
                              Deputy chairman                                   Munich

                              Deputy chairman of the Public Services
                              and Transport Trade Union,                        CARL-FRIEDRICH MEIBNER
                              Berlin regional administration,                   Former Member of the Board of Management of
                              Berlin                                            of Deutsche Telekom Aktiengesellschaft,
                                                                                Calw

                              SVEN BERGELIN
                              Head of the industrial development of the         REINHOLD OFFERMANN
                              Berlin-Brandenburg administration of the          Member of the Board of Management of
                              German Employees' Trade Union,                    PreussenElektra Aktiengesellschaft,
                              Berlin                                            Hanover

                                                                                RICHARD J. PERSHING
                              HANS-JURGEN CRAMER                                Executive Vice President of
                              Head of corporation development,                  Southern Energy, Inc.,
                              Bewag,                                            Roswell, Georgia, USA
                              Berlin
                                                                                KARL-HEINZ DIETER REGEL
                                                                                Project engineer,
                              PROF. RAINER FRANK ELSASSER                       Bewag,
                              Member of the Board of Management of              Berlin
                              Bayernwerk Aktiengesellschaft,
                              Munich                                            MARTIN SATTLER
                                                                                Meter fitter with special responsibilities,
                              KLAUS FORSTER                                     Bewag,
                              Member of the Board of Management of              Berlin
                              Bayernwerk Aktiengesellschaft,
                              Munich
                                                                                UWE SCHARF
                              DR. MANFRED GENTZ                                 Deputy chairman of the Public Services
                              Member of the Board of Management of              and Transport Trade Union,
                              DaimlerChrysler Aktiengesellschaft,               Berlin
                              Esslingen and Berlin
                                                                                MARIO SCHONIAN
                              DR. HANS-DIETER HARIG                             1st car mechanic, Bewag,
                              Chairman of the Board of Management of            Berlin
                              PreussenElektra Aktiengeselischaft,
                              Hanover                                           HERBERT STROBEL
                                                                                Member of the operating committee,
                                                                                Bewag,
                              BERND HELMS                                       Berlin
                              Foreman, Bewag,
                              Berlin
                                                                                DR. GIUSEPPE VITA
                                                                                Chairman of the Board of Management of
                                                                                Schering Aktiengesellschaft,
                                                                                Berlin

                                                             Corporate goverance
                                                         Business year 1998/1999

                                 (Unaudited)

BOARD OF MANAGEMENT

PROF. DR. DIETMAR WINJE
Chairman
Marketing and Corporate Development,
Berlin

DR. BERND BALZEREIT
Finance and Legal Affairs,
Berlin

DR. KLAUS BECHTOLD
Generation and Heating,
Berlin

J. BRUCE JONES
Networks and Customer Service,
Berlin

DR. KURT LANGE
Human Resources and Services
Berlin

Appendix II

SIGNIFICANT DIFFERENCES BETWEEN GERMAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Unaudited)

Differences in German and United States generally accepted accounting principles for net income and stockholders' equity for the business year ended June 30, 1999 would be similar in nature to those described in Appendix II of the financial statements for the business year ended June 30, 1998.